                                    EXHIBIT 10.25






                    KREG OPERATING CO. STOCK PURCHASE AGREEMENT

                                 BETWEEN AND AMONG

                            KOLL REAL ESTATE GROUP, INC.
                         AND ITS WHOLLY OWNED SUBSIDIARY,
                                KREG HOLDINGS INC.,
                                        AND
                                  KN HOLDING CORP.
                          AND KOLL DEVELOPMENT COMPANY LLC
                                        AND
                                 DONALD M. KOLL AND
                                 RICHARD M. ORTWEIN








                                   MARCH 30, 1998

                                  TABLE OF CONTENTS

                                                                            PAGE
I.  SALE AND PURCHASE OF STOCK . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1    AGREEMENT TO SELL AND PURCHASE STOCK . . . . . . . . . . . . . .   1
     1.2    PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.3    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

II. REPRESENTATIONS AND WARRANTIES OF KREG AND KHI . . . . . . . . . . . . .   3
     2.1    CAPITALIZATION; OWNERSHIP OF KOC SHARES. . . . . . . . . . . . .   3
     2.2    SUBSIDIARIES AND OTHER INVESTMENTS . . . . . . . . . . . . . . .   3
     2.3    ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . .   4
     2.4    AUTHORIZATION AND VALIDITY . . . . . . . . . . . . . . . . . . .   4
     2.5    ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS . . . . .   4
     2.6    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . .   5
     2.7    EMPLOYEE BENEFIT PLANS; ERISA. . . . . . . . . . . . . . . . . .   6
     2.8    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     2.9    TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . .   9
     2.10   ENVIRONMENTAL LIABILITY. . . . . . . . . . . . . . . . . . . . .   9
     2.11   COMPLIANCE WITH APPLICABLE LAWS. . . . . . . . . . . . . . . . .  10
     2.12   LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     2.13   STATEMENTS TRUE AND CORRECT. . . . . . . . . . . . . . . . . . .  10
     2.14   FINDERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . .  11

III.  REPRESENTATIONS AND WARRANTIES OF  KNHC AND KDC. . . . . . . . . . . .  11
     3.1    ORGANIZATION AND GOOD STANDING; QUALIFICATION. . . . . . . . . .  11
     3.2    AUTHORIZATION AND VALIDITY . . . . . . . . . . . . . . . . . . .  11
     3.3    ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS . . . . .  11
     3.4    LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.5    NO CONTINUING INTEREST . . . . . . . . . . . . . . . . . . . . .  12
     3.6    STATEMENTS TRUE AND CORRECT. . . . . . . . . . . . . . . . . . .  12
     3.7    FINDER'S FEES. . . . . . . . . . . . . . . . . . . . . . . . . .  12

IV.   COVENANTS OF KREG AND KHI. . . . . . . . . . . . . . . . . . . . . . .  13
     4.1    OTHER OFFERS . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.2    CONDUCT OF BUSINESS BY KOC . . . . . . . . . . . . . . . . . . .  14
     4.3    NOTICE OF CERTAIN EVENTS . . . . . . . . . . . . . . . . . . . .  15
     4.4    CONSUMMATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . .  16

V.   COVENANTS OF  KNHC AND KDC. . . . . . . . . . . . . . . . . . . . . . .  16
     5.1    CONSUMMATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . .  16
     5.2    NOTICE OF CERTAIN EVENTS . . . . . . . . . . . . . . . . . . . .  16
     5.3    RESPONSIBILITY FOR ACCRUED EMPLOYEE BENEFITS . . . . . . . . . .  16
     5.4    MEDICAL PREMIUMS AND COSTS . . . . . . . . . . . . . . . . . . .  17
     5.5    RELEASE OF GUARANTEES. . . . . . . . . . . . . . . . . . . . . .  17


                                        i

VI.  CONDITIONS TO OBLIGATIONS OF KREG AND KHI . . . . . . . . . . . . . . .  17
     6.1    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  17
     6.2    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     6.3    PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     6.4    GOVERNMENT APPROVALS . . . . . . . . . . . . . . . . . . . . . .  17
     6.5    CLOSING DELIVERIES . . . . . . . . . . . . . . . . . . . . . . .  17
     6.6    OTHER DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . .  18

VII.  CONDITIONS TO OBLIGATIONS OF KNHC. . . . . . . . . . . . . . . . . . .  18
     7.1    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  18
     7.2    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     7.3    PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     7.4    GOVERNMENT APPROVALS AND REQUIRED CONSENTS . . . . . . . . . . .  18
     7.5    CLOSING DELIVERIES . . . . . . . . . . . . . . . . . . . . . . .  18
     7.6    OTHER DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . .  18

VIII.  CLOSING DELIVERIES BY THE PARTIES . . . . . . . . . . . . . . . . . .  19
     8.1    DELIVERIES OF KREG AND KHI . . . . . . . . . . . . . . . . . . .  19
     8.2    DELIVERIES OF  KNHC. . . . . . . . . . . . . . . . . . . . . . .  20

IX.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     9.1    INDEMNIFICATION BY KDC . . . . . . . . . . . . . . . . . . . . .  21
     9.2    INDEMNIFICATION BY KREG. . . . . . . . . . . . . . . . . . . . .  22
     9.3    CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     9.4    TAX INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . .  25
     9.5    PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS . . . . . .  26

X.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . .  27
     10.1   NON -DISCLOSURE COVENANT OF KDC AND THE INDIVIDUAL
            PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     10.2   NON-DISCLOSURE COVENANT OF KREG AND KHI. . . . . . . . . . . . .  28
     10.3   SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

XI.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     11.1   AMENDMENT; WAIVERS . . . . . . . . . . . . . . . . . . . . . . .  28
     11.2   ASSIGNMENT; CONTRIBUTION AND SUBSEQUENT TRANSFERS. . . . . . . .  28
     11.3   PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. . . . . . . .  29
     11.4   SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     11.5   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  29
     11.6   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     11.7   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . .  29
     11.8   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .  30
     11.9   CAPTIONS AND REFERENCES. . . . . . . . . . . . . . . . . . . . .  30
     11.10  GENDER AND NUMBER. . . . . . . . . . . . . . . . . . . . . . . .  30
     11.11  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     11.12  CONFIDENTIALITY; PUBLICITY AND DISCLOSURES . . . . . . . . . . .  30


                                       ii

     11.13  NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     11.14  NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     11.15  TERMINATION PRIOR TO CLOSING . . . . . . . . . . . . . . . . . .  32
     11.16  TIME OF ESSENCE. . . . . . . . . . . . . . . . . . . . . . . . .  33
     11.17  REMEDIES NOT EXCLUSIVE . . . . . . . . . . . . . . . . . . . . .  33
     11.18  COSTS, EXPENSES AND LEGAL FEES . . . . . . . . . . . . . . . . .  33
     11.19  EXECUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     11.20  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     11.21  SECTION 338(h)(10) ELECTION. . . . . . . . . . . . . . . . . . .  33
     11.22  SURVIVAL OF TAX PROVISIONS . . . . . . . . . . . . . . . . . . .  34
     11.23  REAL AND PERSONAL PROPERTY TAXES . . . . . . . . . . . . . . . .  34
     11.24  TRANSFER TAXES . . . . . . . . . . . . . . . . . . . . . . . . .  34
     11.25  RETURN FILINGS, REFUNDS AND CREDITS. . . . . . . . . . . . . . .  34
     11.26  CONSISTENT TAX POSITIONS . . . . . . . . . . . . . . . . . . . .  36
     11.27  TERMINATION OF TAX SHARING AGREEMENTS. . . . . . . . . . . . . .  36

XII.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


EXHIBITS

EXHIBIT A
EXHIBIT B

SCHEDULES

SCHEDULE 1.2
SCHEDULE 2.2
SCHEDULE 2.5
SCHEDULE 2.7A
SCHEDULE 2.7B
SCHEDULE 2.8
SCHEDULE 2.9
SCHEDULE 2.12
SCHEDULE 5.5
SCHEDULE 8.1(h)

                              STOCK PURCHASE AGREEMENT



     THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is entered into as of this 30th day of March, 1998 between and among Koll Real Estate Group, Inc., a Delaware corporation ("KREG"), KREG Holdings Inc., a Delaware corporation which is a wholly -owned subsidiary of KREG ("KHI"), KN Holding Corp., a New York corporation ("KNHC"), Koll Development Company LLC, a Delaware limited liability company ("KDC"), and, solely for purposes of SECTION 10.1, Donald M. Koll and Richard M. Ortwein (collectively , the "INDIVIDUAL PARTIES") and solely for the purpose of SECTION 4.1, Donald M. Koll. Capitalized terms not otherwise defined when first used herein shall have the meaning assigned to them in ARTICLE XII of this Agreement.


                                  R E C I T A L S

     WHEREAS, KHI owns all 1,000 shares of Common Stock (the "STOCK") of KREG Operating Co., a Delaware corporation ("KOC");

     WHEREAS, KREG desires to cause KHI to sell to KNHC, and KNHC desires to purchase from KHI, the Stock; and

     WHEREAS, KNHC desires to cause KOC to be liquidated and its assets and liabilities to be contributed to KDC (such liquidation and contribution, collectively, the "Contribution"); following which KNHC shall be relieved of any further obligation under this Agreement, provided that all of its assets and obligations hereunder have been transferred to and assumed by KDC, pursuant to the Contribution, to the same extent as if KDC had originally purchased the Stock pursuant to this Agreement.

                                 A G R E E M E N T

     NOW, THEREFORE, in consideration of the preceding recitals and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                           I.  SALE AND PURCHASE OF STOCK

     1.1 AGREEMENT TO SELL AND PURCHASE STOCK. For the consideration hereinafter provided and subject to the terms and conditions of this Agreement, at the Closing (as defined in SECTION 1.3), KHI shall sell, assign, transfer, convey and deliver to KNHC, free and clear of all liens, charges, claims or encumbrances, and KNHC shall purchase and acquire from KHI, the Stock. At the Closing, KHI shall cause to be delivered to KNHC a certificate representing the Stock, together with an accompanying signed stock power or instrument of assignment, duly endorsed in blank for the transfer of the Stock to KNHC.

     1.2 PURCHASE PRICE. Subject to the terms and conditions of this Agreement and in addition to the other deliverables of KNHC as set forth in
SECTION 8.2, KNHC agrees to pay to KHI the collective purchase price (the "PURCHASE PRICE") for the Stock as follows:

           (a) $1 million of the Purchase Price shall be delivered to KHI in immediately available funds upon the execution of this Agreement (the "INITIAL CONSIDERATION"), which shall not be subject to return to KNHC except to the extent provided for in accordance with the provisions of
     SECTION 4.1 or SECTION 11.15;

           (b) $29 million of the Purchase Price shall be delivered to KHI in immediately available funds at the Closing (the "CLOSING CONSIDERATION"); and

           (c) such additional amount shall be delivered to KHI in immediately available funds at the Closing as is determined no later than one (1) day prior to the Closing in accordance with the methodology set forth on
     SCHEDULE 1.2 (the "1998 ACTIVITY CONSIDERATION"). As a clarification to the methodology set forth on SCHEDULE 1.2, it is the intention of the parties hereto that all 1998 revenue through and including the Closing Date received by KOC shall decrease the Purchase Price and all 1998 expenses through, and including the Closing Date paid by KOC shall increase the Purchase Price. The dollar amounts set forth on SCHEDULE 1.2 are based upon reasonably available information as of the date of this Agreement, however, such amounts shall be updated on the basis of the best available information prior to the Closing and the amount of the 1998 Activity Consideration shall then be recalculated for the purpose of determining the amount to be paid on the Closing Date. Within thirty (30) days after the Closing Date, a final accounting of KOC's consolidated financial activity from January 1, 1998 through the Closing Date shall be completed and reviewed by the accounting staffs of KDC and KREG. Thereafter, the amount of the 1998 Activity Consideration shall be calculated for the final time and (i) if the amount paid on the Closing Date is determined to be less than the amount of the final calculation then KNHC shall pay the incremental amount to KREG in immediately available funds within five (5) days of such determination, or (ii) if the amount paid on the Closing Date is determined to be more than the amount of the final calculation then KREG shall repay the incremental amount to KNHC in immediately available funds within five (5) days of such determination.

     The amount of all cash balances in the various bank accounts of KOC and the Investments, as reflected on the books and records of KOC and the Investments, but subject to adjustment for month-end bank account reconciliations to the book balance, shall be delivered to KREG on the Closing Date as a partial repayment of intercompany debt owed to KREG by KOC and its Affiliates. Following the final calculation and payment in full of the 1998 Activity Consideration, the balance of the amount of intercompany debt of

KOC and the Investments that is reflected as being outstanding on the books of KREG shall be deemed a capital contribution made as of the Closing Date.

     1.3 CLOSING. The closing of the sale and purchase of the Stock under and in accordance with this Agreement (the "CLOSING") shall take place at the offices of McDermott, Will & Emery, 1301 Dove Street, Suite 500, Newport Beach, California, on (a) April 30, 1998, (b) such later date determined in accordance with the provisions of SECTION 4.1, (c) such later date determined by KNHC pursuant to the proviso in SECTION 7.4, or (d) such earlier or later date as may be mutually agreed to in writing by the parties hereto (the "CLOSING DATE").


                  II. REPRESENTATIONS AND WARRANTIES OF KREG AND KHI

     As an inducement to KNHC and KDC to enter into this Agreement and to purchase the Stock, KREG and KHI jointly and severally represent and warrant to KNHC and KDC as set forth below in this ARTICLE II; provided, however, that no such representation or warranty which is qualified as being subject to the Knowledge of the Individual Parties shall be deemed to have been made in the event that such representation or warranty was not, to the Knowledge of the Individual Parties, true and correct at the time(s) made:

     2.1   CAPITALIZATION; OWNERSHIP OF KOC SHARES.   The authorized capital
stock of KOC consists of the Stock, all of which shares are issued and outstanding and owned beneficially and of record by KHI. Subject to the Knowledge of the Individual Parties, there are no securities convertible into or exchangeable or exercisable for shares of capital stock of KOC and no warrants, calls, options or other rights to acquire from KOC or KHI, or any obligation of KOC or KHI to issue, any securities of KOC.

     2.2 SUBSIDIARIES AND OTHER INVESTMENTS. SCHEDULE 2.2 identifies KOC's equity or other interests in all of its direct and indirect subsidiaries and the KOC Employee Affiliates (collectively, the "INVESTMENTS") as of the date of this Agreement, but no representation or warranty is made as to any of the assets held by any of the KOC Employee Affiliates or Project Partnerships, including any of their respective equity or other interests in any other entity, joint venture or project. All the outstanding shares of capital stock of, or other equity interests in, each Investment are: duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights; are (subject to the Knowledge of the Individual Parties) owned directly or indirectly by KOC free and clear of all pledges, claims, liens, charges, encumbrances and security interests securing indebtedness or similar obligations (collectively "Liens"); and are (subject to the Knowledge of the Individual Parties) free of any other restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests that would prevent the operation by KOC of such Investment's business as currently conducted, provided that although the partnership agreements of each KOC Employee Affiliate do not contain any restrictions on transfer, the organizational documents of certain Project Partnerships may contain restrictions on transfer of KOC's interests in the KOC Employee Affiliates. Other than as set forth on SCHEDULE 2.2, there are no securities convertible into or exchangeable or exercisable for shares of capital stock of, or other interests in, any Investment and (subject to the Knowledge of the Individual Parties) no warrants, calls, options or other rights to acquire from KOC or any Investment, or (subject to the Knowledge of the Individual Parties) any obligation of KOC or any Investment to issue, any securities of any Investment. There are no agreements, commitments, understandings, arrangements, facts or circumstances which create or would give rise to the creation of any direct, contingent or other economic or beneficial interest being held by KREG or KHI or their respective lower tier Affiliates after the Closing which relates directly or indirectly to any of the Investments or their assets including, without limitation, the Project Partnerships (collectively the "Interests") and to the extent any such Interests exist, KREG disclaims any legal or beneficial interest in the Project Partnerships and agrees that if it receives any proceeds with respect thereto to promptly remit such proceeds to KDC.

     2.3 ORGANIZATION AND GOOD STANDING. Each of KREG, KHI, KOC and each Investment is a corporation, or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite corporate or other power and authority to carry on its business as now conducted. KOC and each Investment is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in (subject to the Knowledge of the Individual Parties) each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary except where the failure to be qualified or licensed would not have a Material Adverse Effect. KREG has made available to KNHC prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws of KOC and the certificates of incorporation, by-laws, partnership agreements, or similar organizational documents of each Investment, in each case as amended to date.

     2.4 AUTHORIZATION AND VALIDITY. KREG and KHI have all requisite corporate power to enter into this Agreement and all other agreements entered into in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by KREG and KHI of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on the part of the respective Board of Directors or stockholders of KREG and KHI. This Agreement has been duly executed by each of KREG and KHI, and this Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which KREG or KHI is a party constitute, or upon execution will constitute, valid and binding agreements of KREG or KHI, as the case may be, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy.

     2.5 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Neither the execution, delivery and performance of this Agreement by KREG and KHI and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) requires the consent of any governmental or regulatory body or authority or any other third party except for such consents which have been identified on SCHEDULE 2.5 (the "Required Consents"), excluding the consents of (i) constituent partners or members of Project Partnerships, (ii) lenders to KOC Employee Affiliates, Project Partnerships or their respective lower tier Affiliates, or (iii) any other party with respect to any act or omission by the KOC Employee Affiliates, Project Partnerships or their respective lower tier Affiliates (collectively (i) through (iii) being referred to herein as the "Project Consents" a complete list of which has been prepared by the Individual Parties and is set forth on SCHEDULE 2.5); (b) will conflict with any provision of KREG's, KHI's, KOC's or any Investment's organizational documents; (c) other than with respect to the properties of the KOC Employee Affiliates, Project Partnerships or their respective lower tier Affiliates, will conflict with, result in a violation of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which KREG or KHI or (subject to the Knowledge of the Individual Parties) KOC or any Investment is a party or by which KREG or KHI or (subject to the Knowledge of the Individual Parties) KOC, any Investment or their respective properties are subject or bound; (d) other than with respect to the properties of the KOC Employee Affiliates, Project Partnerships or their respective lower tier Affiliates, will conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which KREG or KHI or (subject to the Knowledge of the Individual Parties) KOC or any Investment is a party or by which KREG, KHI, or (subject to the Knowledge of the Individual Parties) KOC, any Investment or any of their respective properties are bound except for such conflict, termination, breach or default, the occurrence of which would not result in a Material Adverse Effect on KOC; and (e) other than with respect to the properties of the KOC Employee Affiliates, Project Partnerships or their respective lower tier Affiliates, will create (subject to the Knowledge of the Individual Parties) any Encumbrance or restriction upon any of the assets or properties of KOC or any Investment.

     2.6 FINANCIAL STATEMENTS. A true and complete copy of KOC's consolidated balance sheet as of December 31, 1997 and KOC's consolidated balance sheet as of February 28, 1998, each of which is attached hereto as EXHIBIT A (collectively, the "Balance Sheet") have been prepared on an accrual basis as of the dates indicated (except as may be indicated in the notes thereto) and, subject to the Knowledge of the Individual Parties, fairly present the consolidated financial position of KOC as of the dates thereof, are complete and correct and consistent with the books and records of KOC, which books and records are complete and correct, (subject to adjustments for (i) possible non-recovery of KOC's approximately $317,000 investment in C.P. Koll Investment Company, Ltd. as of December 31, 1997; (ii) possible non-collection of a $115,000 receivable as of December 31, 1997, and $155,000 as of February 28, 1998, from Lin with respect to the Mall of Taiwan Project, a $83,250 receivable from C.P. Koll Investment Company, Ltd., and a $23,000 receivable from the LAX Project, or any other non-collectible receivable not within the Knowledge of KREG; and (iii) threatened litigation regarding a commission claims dispute with respect to KOC's EPA project in Kansas City, Kansas). While treatment of various Balance Sheet items for tax return purposes may differ from financial reporting, the numbers reflected in the Balance Sheet as of December 31, 1997 are consistent with data to be used in preparation of KREG's tax returns.

     2.7   EMPLOYEE BENEFIT PLANS; ERISA

     (a) SCHEDULE 2.7A contains a true and complete list (subject to the Knowledge of the Individual Parties) of each material bonus, incentive compensation, severance, change-in-control, or termination pay, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other material employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by KOC or any of its subsidiary corporations or KREG or any subsidiary corporations of KREG, all of which are set forth in SCHEDULE 2.7B (an "ERISA AFFILIATE"), that together with KOC would be deemed a "single employer" within the meaning of SECTION 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of KOC, or any ERISA Affiliate (the "PLANS"). Included in SCHEDULE 2.7A are the Plans that are "employee welfare benefit plans," or "employee pension benefit plans" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA PLANS"). None of KOC nor any ERISA Affiliate has (subject to the Knowledge of the Individual Parties) any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of KOC or any ERISA Affiliate.

     (b) With respect to each of the Plans, KREG or KOC has heretofore made available to KNHC true and complete copies of (i) each of the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing, (ii) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any, and (iii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     (c) No liability under Title IV of ERISA has been incurred by KOC or any ERISA Affiliate (except for the Pullman Inc. Non-contributory Pension Plan which is the responsibility of MAFCO Consolidated Group, Inc., and the current status of which KREG is not aware) that has not been satisfied in full, and no condition exists that presents a material risk to KOC or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation (the "PBGC"), which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which KOC or any ERISA Affiliate made, or was required to make, contributions during the past six years.

     (d) The PBGC has not instituted proceedings pursuant to Section 4042 of ERISA to terminate any of the ERISA Plans subject to Title IV of ERISA, and no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

     (e) With respect to each of the ERISA Plans that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such Plan, as determined by the Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accumulated benefit obligations (excluding the Pullman Inc. Non-contributory Pension Plan which is the responsibility of MAFCO Consolidated Group, Inc., and the current status of which KREG is not aware).

     (f) None of KOC, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Knowledge of KREG, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which KOC or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975(a) or (b), 4976 or 4980B of the Code.

     (g) All contributions and premiums which KOC or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of KOC and none of the ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement. No lien has been imposed under section 412(n) of the Code or Section 302(f) of ERISA on the assets of KOC or any ERISA Affiliate, and no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

     (h) No ERISA Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

     (j) With regard to each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code, the sponsor of the Plan has applied for a currently effective determination letter from the IRS stating that it is so qualified, and to the Knowledge of KREG, no event has occurred which would affect such qualified status except for a recent amendment to The Koll Company 401(k) Plan.

     (k) Any fund established under an ERISA Plan that is intended to satisfy the requirements of section 501(c)(9) of the Code has received an IRS letter confirming satisfaction of such requirements, and no event has occurred which, to the Knowledge of KREG, would affect such satisfaction.

     (l) No amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which KOC or any ERISA Affiliate may have any liability could fail to be deductible for federal income tax purposes by virtue of section 162(m) or section 280G of the Code.

     (m) Except for the KREG Retiree Medical Plan, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of KOC or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in
Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of KOC or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

     (n) The consummation of the transactions contemplated by this Agreement (including the Contribution) will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer or director of KOC or any ERISA Affiliate except for employees remaining with KREG after the Closing Date to continued participation in any ERISA Plan, to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

     2.8   TAXES.  (a) KOC and any affiliated group, within the meaning of
SECTION 1504 of the Code of which KOC is or has been a member (the "KREG CONSOLIDATED GROUP"), has filed or caused to be filed in a timely manner (within any applicable extension periods) all federal and state income and other material Tax Returns required to be filed on or prior to the Closing Date, and all such Tax Returns (subject to the Knowledge of the Individual Parties with respect to the operations of KOC, KOC Employee Affiliates, Project Partnerships and their respective lower tier Affiliates) are true, correct and complete in all respects and were prepared in accordance with applicable laws and regulations and properly reflect in all respects the Taxes of KOC and the KREG consolidated group; (b) all Taxes shown to be due and payable on such Tax Returns have been fully paid and discharged and all Taxes not yet due and payable by KOC with respect to all periods prior to and through the date hereof have been properly accrued on the books and records of KOC (subject to the Knowledge of the Individual Parties with respect to the operations of KOC, KOC Employee Affiliates, Project Partnerships and their respective lower tier Affiliates) in accordance with generally accepted accounting principles and in amounts sufficient for the payment of all unpaid Taxes required to be paid by KOC with respect to such periods; (c) all Taxes that KOC is or was required to withhold or collect have (subject to the

Knowledge of the Individual Parties with respect to the operations of KOC, KOC Employee Affiliates, Project Partnerships and their respective lower tier Affiliates) been duly and timely withheld or collected and, to the extent required by law, have been paid to the proper governmental body or other person or entity; (d) no liens for unpaid Taxes have been filed and no material claims are being asserted in writing by any taxing authority with respect to any Taxes, except as disclosed in SCHEDULE 2.8; (e) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal or state income or other material Tax Returns required to be filed with respect to KOC; (f) there is no material unpaid tax deficiency, determination or assessment currently outstanding against KOC, except as disclosed in SCHEDULE 2.8; (g) no amounts are or will be due to or from KOC, KOC Employee Affiliates, Project Partnerships or their respective lower tier Affiliates under any tax sharing or tax allocation agreement; (h) none of the Tax Returns of KOC is currently being audited or examined by any taxing authority; (i) the consolidated federal income Tax Returns of the affiliated group which includes KOC have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable periods through December 31, 1993; and (j) KOC has been a member of such groups since September 30, 1993. True and complete copies of the "pro-forma" federal and state income tax returns for the last three tax-years of KOC have been provided to KNHC. For purposes of this SECTION 2.8 and SECTIONS 9.4, 9.5, 11.23, 11.24 and 11.25, references to KOC shall include KOC and any Person in which KOC has a direct or indirect ownership interest.

     2.9   TRANSACTIONS WITH AFFILIATES.  Other than as identified on SCHEDULE
2.9 and excluding the KOC Employee Affiliates, the Project Partnerships and their respective lower tier Affiliates, (a) there are no outstanding amounts payable to or receivable from, or advances by KOC or any Investment and none of KOC or any Investment is otherwise a creditor of or debtor to, KREG, KHI, any Affiliate thereof or any officer, director, employee of KREG, KHI or any Affiliate thereof, and (b) except for the partnership agreements of the KOC Employee Affiliates, the Vesting Agreements and Netting Agreements with employees (subject to the Knowledge of the Individual Parties) none of KOC or any Investment is a party to any transaction, agreement, arrangement or understanding with KREG, KHI, any Affiliate thereof or any officer, director or employee of KREG, KHI or any Affiliate thereof. Except for amounts relating to the items set forth on SCHEDULE 2.9 or as otherwise provided in this Agreement, prior to or contemporaneously with the Closing, any and all amounts owing under any agreements, arrangements or understandings between KOC, KOC Employee Affiliates, Project Partnerships or their respective lower tier Affiliates, on the one hand, and KREG, KHI or any other Affiliate thereof, on the other hand, shall be deemed an additional contribution of capital and all such agreements, arrangements and understandings shall be terminated as of the Closing Date without any further liability.

     2.10 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, or, as to which KREG has received written notice, any claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on KOC or any Investment (excluding the

KOC Employee Affiliates, the Project Partnerships and their respective lower tier Affiliates), or that could be expected to result in the imposition on KOC or any Investment (excluding the KOC Employee Affiliates, the Project Partnerships and their respective lower tier Affiliates) of, any liability or obligation arising under any Environmental Laws, pending or, to the Knowledge of KREG, and, subject to the Knowledge of the Individual Parties, threatened, against KOC or any Investment (excluding the KOC Employee Affiliates, the Project Partnerships and their respective lower tier Affiliates). Excluding the KOC Employee Affiliates, the Project Partnerships and their respective lower tier Affiliates, and, subject to the Knowledge of the Individual Parties, none of KOC or any Investment is subject to any agreement (including any indemnification agreement), order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would reasonably be expected to have a Material Adverse Effect on KOC.

     2.11 COMPLIANCE WITH APPLICABLE LAWS. KOC and the Investments (excluding the KOC Employee Affiliates, the Project Partnerships and their respective lower tier Affiliates) hold, subject to the Knowledge of the Individual Parties, all material permits, licenses, variances, exemptions, orders, registrations and approvals of all governmental entities which are necessary for the lawful operation of the businesses of KOC and the Investments (excluding the KOC Employee Affiliates, the Project Partnerships and their respective lower tier Affiliates) (the "Permits"), and are not, subject to the Knowledge of the Individual Parties, in material default under the Permits or under applicable statutes, laws, ordinances, rules and regulations, except where the failure to hold such Permits or to comply with such statutes, laws, ordinances, rules or regulations or Permits would not, individually or in the aggregate, have a Material Adverse Effect on KOC.

     2.12 LITIGATION. Except as set forth on SCHEDULE 2.12, there is no claim, litigation, action, suit or proceeding, administrative or judicial, pending, or to the Knowledge of KREG and subject to the Knowledge of the Individual Parties, threatened against KOC or the Investments, at law or in equity, before any federal, state, local or foreign court or regulatory agency, or other governmental authority which could have a Material Adverse Affect on
(i) the ability of KREG or KHI to perform their respective obligations under this Agreement; (ii) the assets or the condition, financial or otherwise, or operation of KOC or the Investments; or (iii) the consummation of the transactions contemplated by this Agreement.

     2.13 STATEMENTS TRUE AND CORRECT. Subject to the various qualifications and exceptions made therein, no representation or warranty made herein by KHI or KREG, or any statement, certificate, information, exhibit or instrument to be furnished pursuant to this Agreement by KHI or KREG, or any of their respective representatives (other than representatives who are the Individual Parties or persons who will be employees or Affiliates of KOC, KOC Employee Affiliates, Project Partnerships and their respective lower tier Affiliates after the Closing Date) contains as of the date hereof or will contain as of the Closing Date any untrue statement of material fact or omit or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     2.14 FINDERS' FEES. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of KREG or KHI who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to herein.


               III.  REPRESENTATIONS AND WARRANTIES OF  KNHC AND KDC

     As an inducement to KREG and KHI to enter into this Agreement and to sell the Stock, KNHC and KDC hereby jointly and severally represent and warrant as follows:

     3.1   ORGANIZATION AND GOOD STANDING; QUALIFICATION.   KDC is a limited
liability company and KNHC is a corporation, both of which are duly organized, validly existing and in good standing under the laws of their states of organization, with all requisite power and authority to own, operate and lease their assets and properties and to carry on their business as currently conducted.

     3.2   AUTHORIZATION AND VALIDITY.   Each of KNHC and KDC has all requisite
power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by KNHC and KDC of this Agreement and the agreements provided for herein, and the consummation by KNHC and KDC of the transactions contemplated hereby and thereby are within KNHC's and KDC's powers and have been duly authorized by all necessary action on the part of KNHC's Board of Directors and stockholders and KDC's management and its members. This Agreement has been duly executed by KNHC and KDC. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby and thereby to which KNHC or KDC is a party constitute, or upon execution will constitute, valid and binding agreements of each of KNHC and KDC enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy or other laws affecting creditors' rights generally, or by general equity principles, or by public policy.

     3.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. The execution, delivery and performance of this Agreement by KNHC and KDC and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) does not require the consent of any governmental or regulatory body or authority or any other third party ; (b) will not conflict with any provision of KNHC's or KDC's charter documents, organization or operating agreements, or any agreement or understanding among its members; (c) will not conflict with, result in a violation of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which KNHC or KDC is a party or by which KNHC or KDC or their respective properties are subject or bound; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which KNHC or KDC is a party or by which KNHC or KDC or any of their respective properties are bound except for such conflict, termination, breach or default, the occurrence of which would not result in a Material Adverse Effect on KNHC or KDC; and (e) will not create any Encumbrance or restriction upon any of the assets or properties of KNHC or KDC.

     3.4 LITIGATION. There is no claim, litigation, action, suit or proceeding, administrative or judicial, pending, or to the Knowledge of KNHC or KDC, threatened against KNHC or KDC, at law or in equity, before any federal, state, local or foreign court or regulatory agency, or other governmental authority which could have a Material Adverse Affect on (i) the ability of KNHC or KDC to perform their respective obligations under this Agreement; (ii) the assets or the condition, financial or otherwise, or operation of KNHC or KDC; or
(iii) the consummation of the transactions contemplated by this Agreement.

     3.5 NO CONTINUING INTEREST. There are no agreements, commitments, understandings, arrangements, facts or circumstances which create or would give rise to the creation of any direct, contingent or other economic or beneficial interest being held after the Closing by KOC, the KOC Employee Affiliates, Project Partnerships or their respective lower tier Affiliates which relates directly or indirectly to any of KREG's assets including, without limitation, the development project at Bolsa Chica (collectively, the "Continuing Interests" it being understood that interests in the Investments and interests in the Project Partnerships are not Continuing Interests) and to the extent any such Continuing Interests exist, KDC, KOC, KOC Employee Affiliates, Project Partnerships and their respective lower tier Affiliates disclaim any legal or beneficial interest in such Continuing Interests and agree that if they receive any proceeds with respect thereto, to promptly remit such proceeds to KREG.

     3.6 STATEMENTS TRUE AND CORRECT. No representation or warranty made herein by KNHC or KDC, or any statement, certificate, information, exhibit or instrument to be furnished pursuant to this Agreement by KNHC or KDC or any of their respective representatives, contains as of the date hereof or will contain as of the Closing Date any untrue statement of material fact or omit or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     3.7 FINDER'S FEES. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of KNHC or KDC who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to herein.

                           IV.   COVENANTS OF KREG AND KHI

     4.1 OTHER OFFERS. Neither KREG nor KHI shall directly or indirectly solicit or initiate any negotiations or discussions with respect to any offer or proposal to acquire all or a substantial portion of the business, properties or capital stock of KOC, whether by merger, consolidation, share exchange, business combination, purchase of assets, sale of capital stock or otherwise; provided, however, that the foregoing shall in no way limit KREG or KHI with regard to unsolicited offers received following the public announcement of the transactions contemplated hereby a copy of which is attached hereto as EXHIBIT
B. Following the receipt of any such offer which it determines in good faith following advice from its financial and legal advisors to provide superior value to KHI to the transactions contemplated by this Agreement, KREG shall promptly provide written notice to KNHC and KDC of the terms of such offer and shall, thereafter, have the right, exercisable in its sole discretion upon two (2) days prior written notice to KNHC and KDC, to terminate this Agreement at any time prior to the expiration of thirty (30) days from the date this Agreement is executed (unless such notice is delivered on the thirteeth (30th) day in which case the termination would occur on the thirty-second (32nd) day); provided that if KNHC or KDC notifies KREG in writing prior to the date of such termination that it is interested in making a higher offer, KREG will extend the termination date for an additional fifteen (15) days and, to the extent necessary, the Closing Date would also be extended and, unless otherwise agreed to in writing by the parties hereto, at the end of such fifteen (15) day period KREG shall either close the transactions contemplated herein or terminate this Agreement. Any termination of this Agreement by KREG pursuant to this SECTION 4.1 shall be without any liability or obligation on the part of KREG or any of its Affiliates to KNHC or KDC or any of their Affiliates, subject only to the requirement that KREG deliver the following to KNHC not later than on the date of such termination:

           (a) the amount of the Initial Consideration in immediately available funds, plus interest thereon from the date hereof at a rate equal to 5% per annum;

           (b)  $2 million in immediately available funds; and

           (c) the aggregate amount of up to $ 500,000 for the legal, accounting or consultant fees incurred by KNHC, KDC or the members thereof in connection with the transactions contemplated hereby for the services of Allen, Matkins, Leck, Gamble & Mallory, LLP, Skadden, Arps, Slate, Meagher & Flom LLP, Ernst & Young LLP and Arthur Andersen LLP during the period of February 2, 1998 through the date of any such termination, subject to KREG's prior receipt of invoices therefor.

     In the event KREG terminates this Agreement pursuant to the provisions of this SECTION 4.1, Donald M. Koll shall have the immediate right, upon delivery of written notice to terminate his employment agreement and his covenant-not-to-compete with KREG, subject to the cancellation of all of his outstanding options (including vested options) for KREG common stock and the surrender of any shares (or the sales proceeds therefrom) which were issued upon the exercise of any option, which termination, cancellation and surrender shall provide for a complete waiver and release of KREG with respect to the payment of any severance or other form of compensation. In addition, the license granted to KREG to use the "Koll" name shall be terminated thirty (30) days thereafter, other than with respect to the use of the "Koll" name from a historical perspective. For a period of thirty (30) days following any such termination of his employment, Donald M. Koll agrees to cooperate with KREG with respect to the orderly transition of his prior powers and responsibilities to the successor Chairman of the Board and Chief Executive Officer.

     4.2 CONDUCT OF BUSINESS BY KOC. Except as otherwise expressly contemplated by this Agreement or as consented to by KNHC in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Closing Date, neither KREG nor KHI shall take any action to cause KOC and the Investments to fail to carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and shall use reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other employees and use reasonable efforts to preserve their relationships with those persons having business dealings with them . Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, neither KREG nor KHI shall cause or permit KOC or any of the Investments to:

           (a) declare, set aside or pay any dividends on, make any other distributions or payments in respect of, or enter into any agreement with respect to the voting of, any of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

           (b) amend its certificate of incorporation, by-laws, partnership agreement or other comparable organizational documents;

           (c) acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise), except in the ordinary course of business of establishing Project Partnerships, consistent with past practice;

           (d) sell, lease, joint venture, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets, except in the ordinary course of business of the Project Partnerships, consistent with past practice, provided that in no event shall KOC or any of the Investments enter into or modify any lease or occupancy agreement for office space occupied by KOC or any of the Investments;

           (e) except for borrowings under existing credit facilities or lines of credit, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, any person other than its wholly owned subsidiaries, except in the ordinary course of business of the Project Partnerships, consistent with past practice;

           (f) change its methods of accounting (or underlying assumptions) in effect at December 31, 1997, except as required by changes in GAAP or law or regulation, or change any of its methods of reporting income and deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns of KOC for the taxable years ending December 31, 1996, except as required by changes in law or regulation;

           (g) create, renew, amend, terminate or cancel, or take any other action that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation, of any material contract of KOC or any Investment, except in the ordinary course of business of the Project Partnerships, consistent with past practice;

           (h) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, or amend or adopt any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee;

           (i) amend or modify any of the Netting Agreements or Vesting Agreements or waive compliance with any of the material terms of any of these agreements; or

     (j)  authorize, or commit or agree to take, any of the foregoing actions.

     4.3 NOTICE OF CERTAIN EVENTS. KREG and KHI shall promptly notify KNHC and KDC of:

           (a) any notice or other communication from any Person or entity alleging that the consent of such Person or entity is or may be required in connection with the transactions contemplated by this Agreement;

           (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; or

           (c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the transactions contemplated hereby.

     4.4 CONSUMMATION OF AGREEMENT. Subject to the terms and conditions hereof, KREG and KHI will take all action reasonably necessary to cause the consummation of the transactions contemplated by this Agreement in accordance with their terms and conditions and take all corporate and other action necessary to approve the transactions contemplated herein.


                          V.   COVENANTS OF  KNHC AND KDC

     KNHC and KDC agree that between the date hereof and the Closing:

     5.1   CONSUMMATION OF AGREEMENT.   Subject to the terms and conditions
hereof, KNHC and KDC will take all action reasonably necessary to cause the consummation of the transactions contemplated by this Agreement in accordance with their terms and conditions and take all corporate and other action necessary to approve the transactions contemplated herein.

     5.2 NOTICE OF CERTAIN EVENTS. KNHC and KDC shall promptly notify KREG and KHI of:

           (a) any notice or other communication from any Person or entity alleging that the consent of such Person or entity is or may be required in connection with the transactions contemplated by this Agreement;

           (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; or

           (c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the transactions contemplated hereby.

     5.3   RESPONSIBILITY FOR ACCRUED EMPLOYEE BENEFITS.   KDC hereby covenants
and agrees that it will take whatever steps are necessary to cause to be paid when due any accrued benefits for which KOC or any other KREG affiliated entity might have any liability arising from any Plan that has been disclosed to KDC on or prior to the date of this Agreement to the extent that such liabilities
(a) relate to any employees of KOC or the Investments or any employees of KREG who KDC has agreed will become employees of KOC or the Investments on or after the Closing Date and (b) have been properly reflected on the Balance Sheet in accordance with GAAP and are otherwise consistent with representations made by KREG and KHI pursuant to this Agreement. KNHC and KDC acknowledge that the purpose and intent of this covenant is to assure that KREG and its Affiliates shall have no responsibility whatsoever at any time on or after the Closing Date with respect to any such liabilities. KREG and KHI shall retain all liabilities with respect to the foregoing matters to the extent that they relate to any employees of KREG and KHI who will not be employed by KDC after the Closing.

     5.4   MEDICAL PREMIUMS AND COSTS.   KDC shall for such period as is
necessary (but not beyond December 31, 1998) for it to establish a separate health insurance program, promptly reimburse KREG with respect to any and all health insurance premiums and other expenditures made on behalf of employees of KOC or its Affiliates from and after the Closing Date.

     5.5 RELEASE OF GUARANTEES. KNHC and KDC shall use reasonable efforts to obtain full releases from all obligations (the "RELEASES") under the corporate guarantees and other contractual obligations set forth on SCHEDULE 5.5 (the "GUARANTEES") which represent all of the Guarantees to which KREG or any of its Affiliates are parties as of the date hereof and, except to the extent of any Releases, as of the Closing Date.


                    VI.  CONDITIONS TO OBLIGATIONS OF KREG AND KHI

     The obligations of KREG and KHI to sell and transfer the Stock   pursuant
to this Agreement are subject to the satisfaction, at or prior to Closing, of each of the following conditions, any one or more of which may be waived at the sole option of KREG or KHI:

     6.1   REPRESENTATIONS AND WARRANTIES.  The representations and warranties
of  KNHC and   KDC contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

     6.2   COVENANTS.   KNHC and KDC shall have performed and complied in all
material respects with all covenants required by this Agreement to be performed and complied with by KNHC and KDC prior to the Closing Date.

     6.3 PROCEEDINGS. No action, proceeding or order by any court or other governmental agency or body shall have been instituted, threatened whether orally or in writing, or entered concerning KREG, KHI, KOC or any of their respective Affiliates or their respective business or restraining any of the transactions contemplated hereby.

     6.4 GOVERNMENT APPROVALS. All filings with any governmental authority or agency or other Person relating to the consummation of the transactions contemplated herein shall have been made and no action or proceeding shall have been instituted or threatened which could materially affect, restrain or prohibit any of the transactions contemplated hereby.

     6.5 CLOSING DELIVERIES. KREG and KHI shall have received all documents, certificates, instruments, assignments and agreements referred to in SECTION 8.2, duly executed and delivered in form reasonably satisfactory to KREG and KHI.

     6.6 OTHER DOCUMENTS. KREG and KHI shall have received all such other certificates, instruments or documents that are reasonably required by KREG, KHI or their counsel in order to consummate the transactions contemplated herein, including but not limited to those documents and required deliveries set forth in ARTICLE VIII.


                       VII.  CONDITIONS TO OBLIGATIONS OF KNHC

     The obligation of KNHC to acquire the Stock pursuant to this Agreement is subject to the satisfaction, at or prior to Closing, of each of the following conditions, any one or more of which may be waived at the sole option of KNHC:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of KREG and KHI contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

     7.2 COVENANTS. KREG and KHI shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by KREG and KHI, respectively, prior to the Closing Date.

     7.3 PROCEEDINGS. No action, proceeding or order by any court or other governmental agency or body shall have been instituted, threatened whether orally or in writing, or entered concerning KOC or its business or restraining any of the transactions contemplated hereby.

     7.4   GOVERNMENT APPROVALS AND REQUIRED CONSENTS.   The Required Consents
and Project Consents shall have been obtained and all necessary consents of and filings with any governmental authority or agency or other Person relating to the consummation of the transactions contemplated hereby shall have been obtained and made by KNHC and no action or proceeding shall have been instituted or threatened which could materially affect, restrain or prohibit any of the transactions; provided, that KNHC may at its election defer the Closing Date for up to thirty (30) days in order to obtain the Required Consents and/or Project Consents.

     7.5   CLOSING DELIVERIES.   KNHC shall have received all documents,
certificates, instruments, assignments and agreements referred to in SECTION 8.1, duly executed and delivered in form reasonably satisfactory to KNHC.

     7.6 OTHER DOCUMENTS. KNHC and KDC shall have received all such other certificates, instruments or documents that are reasonably required by KNHC, KDC or their counsel in order to consummate the transactions contemplated herein, including but not limited to those documents and required deliveries set forth in ARTICLE VIII.

                       VIII.  CLOSING DELIVERIES BY THE PARTIES

     8.1 DELIVERIES OF KREG AND KHI. At or prior to the Closing Date, KREG and KHI shall deliver to KNHC the following, all of which shall be in a form reasonably satisfactory to KNHC:

           (a) a certificate representing the Stock, together with accompanying signed stock powers or instruments of assignment, duly endorsed in blank for the transfer of the Stock to KNHC;

           (b) all of KOC's and the Investments' books and records, including without limitation the certificates evidencing KOC's ownership interest in the Investments and their respective minute books, accounting records, tax records and other corporate records;

           (c) a certificate of the Chief Financial Officer of KREG and the Chief Financial Officer of KHI, dated the Closing Date, certifying that the representations and warranties of KREG and KHI contained in this Agreement are true and correct on and as of the Closing Date, which certificate shall include a complete and accurate copy of the resolutions evidencing the due authorization of the execution, delivery and performance of this Agreement by KREG and KHI;

           (d) a certificate of the Chief Financial Officer of KREG and the Chief Financial Officer of KHI dated the Closing Date, (i) as to the performance of and compliance in all material respects by KREG and KHI with all covenants contained in this Agreement on and as of the Closing Date and
     (ii) certifying that all conditions precedent required by KREG and KHI to be satisfied shall have been satisfied;

           (e) certificates of KREG and KHI certifying the incumbency of officers and other duly authorized agents of KREG and KHI and as to the signatures of such officers and agents who have executed documents delivered at the Closing on behalf of KREG and KHI;

           (f) executed copies of any Required Consents;

           (g) an agreement providing for the termination of (i) the license granted to KREG to use the "Koll" name other than with respect to the use of the "Koll" name from a historical perspective, such termination to be implemented not later than thirty (30) days after the Closing, and (ii) the covenant-not-to-compete by Donald M. Koll, such termination to be effective immediately;

           (h) assignments of all of KREG's and KHI's right title and interest in and to (i) all items of personal property of KREG and KHI other than the items of personal property set forth on SCHEDULE 8.1(h), and (ii) all agreements running in favor of such parties in connection with the operation of the Project Partnerships or any pre-development activities in relation to future project partnerships;

           (i)  the resignations effective as of the Closing Date from Raymond
     J. Pacini, Christine Rush and Sandra Sciutto in each of their respective capacities as officers or directors of KOC or any of the Investments provided that Sandra Sciutto shall be available for consultation as reasonably requested by KDC until December 31, 1998, however, such availability shall not exceed four (4) hours per week after August 31, 1998; and

           (j) such other instrument or instruments executed by KREG or KHI as shall be necessary or appropriate, as KNSH and KDC or their counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement and the transactions contemplated hereby and, to the extent necessary, KREG and KHI shall execute and deliver any such instruments on a post-Closing basis.

     8.2 DELIVERIES OF KNHC. At or prior to the Closing Date, KNHC shall deliver to KREG and KHI the following, all of which shall be in a form reasonably satisfactory to KREG and KHI:

           (a)  a certificate of  KNHC and  KDC, dated the Closing Date,
     certifying that the representations and warranties of  KNHC and   KDC
     contained in this Agreement are true and correct on and as of the Closing Date, which certificate shall include a complete and accurate copy of the resolutions evidencing the due authorization of the execution, delivery and performance of this Agreement by KNHC and KDC;

           (b) a certificate of KNHC and KDC, dated the Closing Date, (i) as to the performance of and compliance in all material respects by KNHC and KDC with all covenants contained in this Agreement on and as of the Closing Date and (ii) certifying that all conditions precedent required by KNHC and KDC to be satisfied shall have been satisfied;

           (c) certificates of KNHC and KDC certifying the incumbency of officers, managers and other duly authorized agents of KNHC and KDC and as
     to the signatures of such  officers, managers and agents   who have
     executed documents delivered at the Closing on behalf of  KNHC and KDC;

           (d)  the Closing Consideration and 1998 Activity Consideration;

           (e) executed copies of the Releases of Guarantees and the Project Consents;

           (f)  the Letter of Credit;

           (g) resignations effective as of the Closing Date from Donald M. Koll, Richard M. Ortwein, Ray Wirta, Denise Kenneally, Jobe Dubbs and Mary Roylance collectively, (the "KNHC Individuals") in each of their respective capacities as officers, directors or employees of KREG and its Affiliates;

           (h) the written agreements of the KNHC Individuals to the termination of their respective employment agreements with KREG and the cancellation of all of their outstanding options (including vested options) for KREG common stock and the surrender of any shares (or the sales proceeds therefrom) which were issued upon the exercise of any option, which terminations, cancellations and surrender shall provide for a complete waiver and release of KREG with respect to the payment of any severance or other form of compensation;

           (i) the written agreement of Ray Wirta to the termination of his consulting agreement with KREG and the cancellation of all of his outstanding options (including vested options) for KREG common stock and the surrender of any shares (or the sales proceeds therefrom) which were issued upon the exercise of any option, which termination, cancellation and surrender shall provided for a complete waiver and release of KREG and its Affiliates with respect to the payment of any severance or other form of compensation;

           (j) a sublease agreement with respect to the office space, two (2) parking garage spaces and the amenities (including, but not limited to copiers, telephones, fax machines and conference rooms) currently being occupied and enjoyed by the six (6) KREG employees who will continue in the employ of KREG or its Affiliates following the Closing, which sublease shall be at a rental rate equal to the amount currently charged for such space and amenities, and which sublease shall have a term expiring August 31, 1998 unless sooner terminated in the sole discretion of KREG and without payment of any premium or penalty, subject to fifteen (15) days prior written notice to KDC; and

           (k) such other instrument or instruments executed by KNHC or KDC as shall be necessary or appropriate, as KREG and KHI or their counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement and the transactions contemplated hereby and, to the extent necessary, KNHC and KDC shall execute and deliver any such instruments on a post-Closing basis.


                                 IX.  INDEMNIFICATION

          9.1 INDEMNIFICATION BY KDC. Subject to the terms and conditions of this ARTICLE IX, KDC hereby agrees to indemnify, defend and hold harmless KREG, KHI and their respective directors, officers (other than the KNHC Individuals), shareholders, employees, agents, attorneys, consultants and Affiliates from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses

(including, without limitation, all costs of experts and all costs incidental to or in connection with any appellate process) (collectively, "DAMAGES") asserted against or incurred by such individuals and/or entities arising out of, in connection with or resulting from:

          (a) a breach by KNHC or KDC of any representation or warranty (without giving effect to any "material adverse effect" qualifier or qualifier of like import contained as part of any such representation or warranty that was breached) or covenant of KNHC or KDC contained in this Agreement or in any schedule, exhibit, certificate or other instrument delivered pursuant to or as a part of this Agreement;

          (b) any act or omission or strict liability relating to the business or operations of KOC or its Affiliates occurring on or after the Closing Date; and

          (c) any acts or omissions of KOC or its Affiliates that result in any action being threatened or pursued against KREG or any of its Affiliates pursuant to any of the Guarantees.

     9.2  INDEMNIFICATION BY KREG.  Subject to the terms and conditions  of this
ARTICLE IX, KREG hereby agrees to indemnify, defend and hold harmless KDC, KNHC and their respective managers, members, directors, officers, shareholders, employees, agents, attorneys, consultants and Affiliates from and against all Damages asserted against or incurred by such individuals and/or entities arising out of, in connection with or resulting from (a) a breach by KREG or KHI of any representation or warranty (without giving effect to any "material adverse effect" qualifier or qualifier of like import contained as part of any such representation or warranty that was breached) or covenant of KREG or KHI contained in this Agreement or in any schedule, exhibit, certificate or other instrument delivered pursuant to or as a part of this Agreement; (b) the case of WHITING CORPORATION V. WT/HRC CORPORATION AND KREG-OC, INC. filed March 25, 1997, Circuit Court, Cook County, Illinois; or (c) the Pullman Inc. Non-contributory Pension Plan.

     9.3 CLAIMS. All claims for indemnification pursuant to this ARTICLE IX shall be asserted and resolved as follows:

          (a) any party claiming indemnification pursuant to this ARTICLE IX (an "INDEMNIFIED PARTY") shall promptly (and, in any event at least ten days prior to the due date for any responsive pleadings, filings or other documents) (i) notify the party for whom indemnification is sought (the "INDEMNIFYING PARTY") of any third -party claim or claims asserted against the Indemnified Party (a "THIRD PARTY CLAIM") that could give rise to a right of indemnification pursuant to this ARTICLE IX and (ii) transmit to the Indemnifying Party a written notice ("CLAIM NOTICE") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure to promptly deliver a Claim Notice shall not relieve any Indemnifying Party of its obligations to any

     Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within 30 days after receipt of any Claim Notice (the "ELECTION PERIOD"), the Indemnifying Party shall notify the Indemnified Party (x) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this ARTICLE IX with respect to such Third Party Claim and (y) whether the Indemnifying Party desires, at the sole cost and expense of such Indemnifying Party, to defend the Indemnified Party against such Third Party Claim;

          (b) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, with counsel reasonably acceptable to such Indemnified Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this SECTION 9.3(b). Except as set forth in SECTION 9.3(f) hereof, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and their counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the Person asserting the Third Party Claim or any cross -complaint against any Person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this SECTION 9.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall be prohibited from confessing or settling any criminal allegations brought against the Indemnified Party without the express written consent of the Indemnified Party.

          (c) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to SECTION 9.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to SECTION 9.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes their potential liability to the Indemnified Party under this ARTICLE IX and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this SECTION 9.3 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this SECTION 9.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

          (d) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "INDEMNITY NOTICE") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within thirty (30) days after notice of a dispute is given.

          (e) Payments of all amounts owing by any Indemnifying Party pursuant to this ARTICLE IX relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim, or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Party pursuant to SECTION 9.3(d) shall be made within ten
     (10) days after the later of (i) the expiration of the 30 -day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

          (f) The Indemnifying Party shall provide the Indemnified Party with written notice of any firm offer that is made to settle or compromise a Third Party Claim against an Indemnified Party. If a firm offer is made to settle such a claim solely by the payment of money damages and the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party agrees to such settlement, but the Indemnified Party elects not to accept and agree to it, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party hereunder with respect to such a claim shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out -of -pocket costs and reasonable expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnifying Party desired to accept such settlement.

          (g) Notwithstanding any provision herein to the contrary, the obligation of an Indemnifying Party to provide indemnification to an Indemnified Party for breach of any representation or warranty shall not take effect unless and until the Damages asserted against or incurred in the aggregate and on a collective basis by the Indemnified Parties pursuant to either SECTION 9.1 or 9.2 (as applicable) as a result of such a breach or breaches exceeds $15,000.

     9.4  TAX INDEMNIFICATION.

     (a) Notwithstanding anything in this Agreement to the contrary, each of KREG and KHI shall indemnify KNHC, KDC and their Affiliates (including
KOC) and hold them harmless for, from and against (i) all liability for all Taxes of KOC for all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date ("PRE-CLOSING TAX PERIOD"), including, without limitation, any liability for any Taxes imposed pursuant to Treasury Regulation SECTION 1.1502-6 as a result of being a member of the affiliated group, within the meaning of SECTION 1504 of the Code, of which KREG is a member and liabilities for any Taxes imposed in respect of the matters set forth in SCHEDULE 2.8, (ii) assuming a valid, timely and effective election under Sections 338(g) and 338(h)(10) of the Code is made, as contemplated by SECTION 11.21 of this Agreement (the "ELECTION"), all liability for Taxes accruing on or before the Closing Date which result from (A) the Election, (B) any comparable elections under state or local tax laws and (C) any deemed assets sales resulting from the Election in any jurisdictions, including jurisdictions in which KOC files its Tax Returns on a separate company basis and (iii) any liability for Taxes attributable to a breach by KREG or KHI of any of its obligations under this Agreement.

     (b) KDC shall indemnify KREG and its Affiliates and hold them harmless for, from and against all liability for Taxes of KOC for any taxable period commencing after the Closing Date.

     (c) In the case of any taxable period that includes (but does not end on) the Closing Date ("Straddle Period"), the Taxes of KOC for the Pre-Closing Tax Period shall be computed as if such taxable period ended on and included the Closing Date (and included any income from any deemed assets sale).

     9.5  PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS.

     (a) If a claim for Taxes shall be made by any taxing authority in writing, which, if successful, might result in an indemnity payment pursuant to SECTION 9.4, the Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim (a "TAX CLAIM"). If notice of a Tax Claim (a "TAX NOTICE") is not given to the Indemnifying Party within a reasonably sufficient period of time to allow the Indemnifying Party effectively to contest such Tax Claim, or in reasonable detail to apprize the Indemnifying Party of the nature of the Tax Claim, taking into account the facts and circumstances with respect to such Tax Claim, the Indemnifying Party shall not be liable to the Indemnified Party or any of its affiliates to the extent that the Indemnifying Party's position is actually prejudiced as a result thereof.

     (b) With respect to any Tax Claim which might result in an indemnity payment to KNHC, KDC or any of their Affiliates pursuant to SECTION 9.4 (other than a Tax Claim relating to Taxes of KOC for a Straddle Period), and provided that KREG shall first have admitted its liability to KNHC, KDC or any of their Affiliates as the case may be, KREG shall control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limitation of the foregoing, may in its sole discretion and at its sole expense pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest such Tax Claim in any permissible manner. In no case shall KNHC, KDC or KOC settle or otherwise compromise any Tax Claim referred to in the preceding sentence without KREG's prior written consent. KNHC, KDC, KOC and their affiliates shall cooperate with KREG in contesting such Tax Claim, which cooperation shall include, without limitation, the reasonable retention and (upon KREG's request) the provision to KREG of records and information which are reasonably relevant to such Tax Claim, and making employees reasonably available to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim, all at KREG's expense.

     (c) The contest of any Tax Claim that relates to Taxes of KOC for a Straddle Period shall be controlled by KDC (or, if required by law, KNHC) and KREG agrees, and agrees to cause its affiliates, to cooperate with KNHC, KDC (and their Affiliates) in pursuing such contest. KREG shall be kept informed of any such contest and shall have the right to participate, or have its legal counsel or advisors participate, at its expense. KDC shall not settle any claim with any taxing authority with respect to taxes for a Straddle Period unless (i) KREG shall have agreed in writing to such settlement, such agreement not to be unreasonably withheld, and (ii) KREG and KDC shall have agreed on an apportionment of the proposed settlement liability amongst the Pre-Closing Tax Period and the portion of the Straddle Period commencing on the day after the Closing Date. To the extent KDC is represented in any discussions with any taxing authority with respect to taxes for a Straddle Period, such representatives shall owe an equal duty to both KDC and KREG.


                   X.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     10.1  NON -DISCLOSURE COVENANT OF KDC AND THE INDIVIDUAL PARTIES.   KDC and
the Individual Parties recognize and acknowledge that it and they have in the past, currently have, and in the future may continue to have, access to certain Confidential Information of KREG and its Affiliates that is valuable, special and a unique asset of such entity's business. KDC and the Individual Parties, on behalf of themselves and their Affiliates, agree that they will not disclose such Confidential Information to any Person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of KDC and (b) to counsel and other advisors to KNHC or KDC provided that such advisors (other than counsel) agree to the confidentiality provisions of this SECTION 10.1, unless (i) such information becomes available to or known by the public generally through no fault of KDC and the Individual Parties, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii) KDC shall give prior written notice thereof to KREG and provide KREG with the opportunity to contest such disclosure, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) the disclosing party is the sole and exclusive owner of such Confidential Information as a result of the purchase and sale of the Stock or otherwise. In the event of a breach or threatened breach by any party to this Agreement of the provisions of this SECTION 10.1, then each other party to this Agreement shall be entitled to an injunction restraining the party or parties involved in the breach or threatened breach from disclosing, in whole or in part, such Confidential Information, and the party against whom such injunction is sought consents to such relief. Nothing herein shall be construed as prohibiting the exercise of any other available remedy for such breach or threatened breach, including the recovery of damages.

     10.2 NON-DISCLOSURE COVENANT OF KREG AND KHI. KREG and KHI recognize and acknowledge that they have in the past, currently have, and in the future may continue to have, access to certain Confidential Information of KDC, the Investments, the Project Partnerships and the Individual Parties following the Closing Date that is valuable, special and a unique asset of such parties business. KREG and KHI, on behalf of themselves and their Affiliates, agree that they will not disclose such Confidential Information of KDC and, following the Closing Date, of the Investments, Project Partnerships, and the Individual Parties to any Person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of KREG and KHI and (b) to counsel and other advisers to KREG and KHI provided that such advisers (other than counsel) agree to the confidentiality provisions of this
SECTION 10.2, unless (i) such information becomes available to or known by the public generally through no fault of KREG and KHI, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii) KREG and KHI shall give prior written notice thereof to KDC and the Individual Parties and provide KDC and the Individual Parties with the opportunity to contest such disclosure, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) the disclosing party is the sole and exclusive owner of such Confidential Information. In the event of a breach or threatened breach by any party to this Agreement of the provisions of this SECTION 10.2, then each other party to this Agreement shall be entitled to an injunction restraining the party or parties involved in the breach or threatened breach from disclosing, in whole or in part, such Confidential Information, and the party against whom such injunction is sought consents to such relief. Nothing herein shall be construed as prohibiting the exercise of any other available remedy for such breach or threatened breach, including the recovery of damages.

     10.3 SURVIVAL. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the parties under this ARTICLE X shall survive the termination of this Agreement.


                                 XI.  MISCELLANEOUS

     11.1 AMENDMENT; WAIVERS. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     11.2 ASSIGNMENT; CONTRIBUTION AND SUBSEQUENT TRANSFERS. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the consent of KREG and KDC, which consent shall not be unreasonably withheld. Notwithstanding the foregoing provision or any other provision in this Agreement, KNHC's right to assign, transfer, convey, hypothecate or otherwise dispose of the Stock immediately after the Closing to KDC in connection with the Contribution shall be unrestricted other than as required by federal and state securities laws for compliance therewith. Immediately following the Closing, KNHC shall liquidate KOC in connection with the Contribution, and will contribute all of its assets and liabilities to KDC and KNHC shall be released and relieved of any further obligation under this Agreement; provided, however, that no subsequent transfers of the Stock or any of the assets of KOC or any of its lower tier Affiliates shall in any way limit or modify (a) the liabilities that are being transferred to and assumed by KNHC and/or KDC as expressly set forth in this Agreement or by operation of law pursuant to the stock sale transaction contemplated herein, the Contribution or otherwise; or (b) the indemnification provisions in ARTICLE IX which run in favor of KREG and KHI.

     11.3 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Except as otherwise expressly provided herein, neither this Agreement nor any other agreement contemplated hereby or by the transactions shall be deemed to confer upon any Person not a party hereto or thereto any rights or remedies hereunder or thereunder.

     11.4 SCHEDULES. Any Schedules attached to this Agreement are by this reference incorporated herein and made a part hereof.

     11.5 ENTIRE AGREEMENT. This Agreement and transactions contemplated hereby and thereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     11.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     11.7 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of any party pursuant to this Agreement shall be deemed to have been representations and warranties by such party, respectively. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties contained herein shall survive the Closing until the fifth (5th) anniversary of the Closing Date, except that the representations contained in SECTION 2.1 shall survive indefinitely and the representations contained in SECTION 2.8 shall survive for the applicable statutes of limitations.

     11.8 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws rules of the State of Delaware.

     11.9 CAPTIONS AND REFERENCES. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. References to Schedules, Sections and Articles refer to those such items as set forth in this Agreement.

     11.10 GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     11.11 CONSTRUCTION. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties to this Agreement intend that each representation, warranty and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty or covenant contained in this Agreement in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     11.12  CONFIDENTIALITY; PUBLICITY AND DISCLOSURES.   The parties on behalf
of themselves and their respective Affiliates shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and reasonable consent of the other parties; PROVIDED, that the foregoing shall not prohibit (a) such public announcements or filing of public or administrative reports by KREG, KHI, KNHC, the ultimate corporate parent of KNHC, or KDC as may be required or recommended on advice of their respective counsel, or (b) any disclosure to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any Confidential Information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed. The parties further agree on behalf of themselves and their respective

Affiliates not to disparage or create any negative inference as to the reputation, prestige, value, image or impression of the other party, or any of the other parties' officers, directors, personnel or related companies, by words, actions or other communications, or by any omissions to speak, act or otherwise communicate, or in any other manner whatsoever. This covenant shall survive the Closing or the termination of this Agreement.

     11.13 NOTICE. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received
(i) if personally delivered or if delivered by telex, telegram or courier service, when delivered to the party to whom notice is sent, (ii) if delivered by facsimile transmission, when so sent and receipt acknowledged by receipt or
(iii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

     If to KREG or KHI:            Koll Real Estate Group, Inc.
                                   4343 Von Karman Avenue
                                   Newport Beach, CA  92660
                                   Fax: (714) 261 -6550
                                   ATTN: Raymond J. Pacini

     with a copy to:               McDermott, Will & Emery
                                   1301 Dove Street, Suite 500
                                   Newport Beach, California  92660
                                   Fax No.: (714) 851 -9348
                                   ATTN: Gregory W. Preston, Esq.

     If to KNHC, KDC or
      the  Individual Parties:     Koll Development Company, LLC
                                   4343 Von Karman Avenue
                                   Newport Beach, CA  92660
                                   Fax: (714) 250 -4344
                                   ATTN: Donald M. Koll and
                                         Richard M. Ortwein, and
     with copies  to :             Allen, Matkins, Leck, Gamble & Mallory, LLP
                                   18400 Von Karman, Fourth Floor
                                   Irvine, CA  92612 -1597
                                   Fax No.: (714) 553 -8354
                                   ATTN: S. Lee Hancock, Esq., and

                                   Skadden, Arps, Slate, Meagher & Flom LLP
                                   919 Third Avenue
                                   New York, New York 10022
                                   Fax No. (212) 735-2000
                                   ATTN:  Benjamin F. Needell, Esq.


     11.14 NO WAIVER. No party hereto shall by any act (except by written instrument pursuant to SECTION 11.1 ), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

     11.15 TERMINATION PRIOR TO CLOSING. This Agreement and the transactions contemplated hereby may be terminated (a) at any time prior to the Closing by mutual agreement of all parties; or (b) by any party hereto if the Closing of this Agreement and the consummation of the transactions contemplated hereby shall not have occurred on or before April 30, 1998, unless such date is extended pursuant to SECTION 4.1, by KNHC pursuant to SECTION 7.4 or is otherwise mutually extended by all parties; (c) by KREG or KHI in the event of any material breach of the representations, warranties or covenants of KNHC or KDC or their respective failure to provide the deliveries set forth in ARTICLE VIII; (d) by KREG or KHI pursuant to the provisions of SECTION 4.1; or (e) by KNHC or KDC in the event of any material breach of the respective representations, warranties or covenants of KREG or KHI or their respective failure to provide the deliveries set forth in ARTICLE VIII. In the event of any termination of this Agreement other than by reason of a material breach by KNHC or KDC, KNHC shall be entitled to the return of the Initial Consideration (and interest thereon in the amount specified in SECTION 4.1(a)) within five (5) days after the date of such termination. In the event of a termination of this Agreement pursuant to SECTION 4.1, KREG shall pay to KDC on the date of termination the amounts contemplated by SECTION 4.1. All such amounts shall be paid in immediately available funds without any further payment or obligation with respect to any premium, penalty, other consideration or damages, or reimbursement of any costs or expenses

     11.16 TIME OF ESSENCE. Time is of the essence with respect to this Agreement.

     11.17 REMEDIES NOT EXCLUSIVE. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of anyone or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

     11.18 COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees and expenses), except that (a) KNHC and KDC shall be entitled to certain attorneys' fees and expenses to the extent applicable pursuant to the provisions of SECTION 4.1; and (b) each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (i) enforcing any of the terms of this Agreement, or (ii) proving that another party breached any of the terms of this Agreement. The parties acknowledge that each party shall be responsible for its own attorneys' fees, accountants' and other advisory fees associated with the Closing, it being understood and agreed that none of KREG's or KHI's expenses relating to the transactions contemplated by this Agreement shall be paid or payable by KOC.

     11.19 EXECUTION. Other than original stock certificates, this Agreement and any other documents related hereto, including exhibits and/or certificates, may be executed by facsimile signature page if promptly followed by delivery of an executed original.

     11.20 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     11.21  SECTION 338(h)(10) ELECTION.

     (a) With respect to the acquisition of the Stock hereunder, if KNHC so elects with respect to KOC and any corporate Affiliate of KOC that KNHC so designates, (i) KNHC shall make a timely election under section 338(g) of the Code (and any comparable election under state or local tax law), (ii) KREG and KNHC shall jointly make the election provided for by SECTION 338(h)(10) of the Code (the "Election") and KREG and KNHC shall, as promptly as practicable following the Closing Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with the provisions of Treasury Regulation SECTION 1.338(h)(10)-1(d) (or any comparable provisions of state or local tax law) or any successor provisions and (iv) KREG and KNHC shall report the sale of Stock pursuant to this Agreement consistent with the Election (and any comparable elections under state or local tax laws) and shall take no position to the contrary thereto in any Tax Return, any proceeding before any taxing authority, or otherwise.

     (b) In connection with the Election, KREG and KNHC shall act together in good faith to agree on the Aggregate Deemed Sales Price and Adjusted Grossed-up Basis (as defined under applicable Treasury Regulations) and the allocation of such Adjusted Grossed-up Basis among the assets of KOC and any corporate Affiliate of KOC for which an Election has been made. Such allocation of the Adjusted Grossed-up Basis shall be made in accordance with section 338(b) of the Code and any applicable Treasury Regulations. KREG and KNHC (i) shall be bound by such allocation for purposes of determining any Taxes; (ii) shall prepare and file all Tax Returns to be filed with any taxing authority in a manner consistent with such allocation; and (iii) shall take no position inconsistent with such allocation in any Tax Return, any proceeding before any taxing authority or otherwise. In the event that such allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other party hereto concerning resolution of such dispute.

     11.22 SURVIVAL OF TAX PROVISIONS. Any claim to be made pursuant to Sections 9.4 or 11.21 hereof must be made before the expiration (with valid extensions) of the applicable statutes of limitations relating to the Taxes at issue.

     11.23 REAL AND PERSONAL PROPERTY TAXES. KREG shall pay or cause to be paid any and all liabilities of KOC for real and personal property taxes and assessments relating to all periods ending on or prior to December 31, 1997. KDC shall pay or cause to be paid any and all liabilities of KOC for real and personal property taxes and assessments relating to taxable periods commencing on or after January 1, 1998, provided that with respect to periods prior to the Closing Date, personal property taxes and adjustments (but not real property taxes and adjustments which are capitalized) shall be taken into account in determining the 1998 Activity Consideration as set forth in SCHEDULE 1.2.

     11.24 TRANSFER TAXES. Notwithstanding any other provisions of this Agreement to the contrary, KDC and KREG shall pay, or cause to be paid, equal shares of all sales, use, transfer, stamp, duties, recording and similar taxes, if any, required to be paid in connection with KDC's purchase of the Stock pursuant to this Agreement.

     11.25  RETURN FILINGS, REFUNDS AND CREDITS.

     (a) KREG shall prepare or cause to be prepared and file or cause to be filed on a timely basis (in each case, at its own cost and expense and in a manner consistent with past practice) all Tax Returns with respect to KOC for taxable periods ending on or prior to the Closing Date. KREG shall provide KOC with copies of such Tax Returns (which, with respect to Tax Returns that relate to an affiliated or combined group that includes KOC, shall be "pro-forma" returns) covering any taxable period beginning on January 1, 1998 and ending on or prior to the Closing Date, on or prior to the due date thereof (including any extensions thereto). KREG shall pay all Taxes shown on all such Tax Returns.

     (b) KDC shall prepare or cause to be prepared and shall file or cause to be filed on a timely basis all other Tax Returns with respect to KOC. In connection therewith, KDC shall be responsible for and shall pay any Taxes for which KDC has agreed to indemnify KREG pursuant to SECTION 9.4 hereof. In filing its return for purposes of Texas franchise tax, KDC shall treat any income from the deemed sale of assets attributable to the sale of partnership interests owned by KOC as a sale of intangible assets and net gain attributable to such deemed sale shall be included only in the denominator of the gross receipts apportionment formula because it is apportioned (attributed) to the location, i.e. the legal domicile, of the payor in accordance with Texas Regulation, 34 TAC Sec. 3.549. KDC shall provide KREG with copies of any such Tax Returns covering Taxes for which KREG has agreed to indemnify KNHC, KDC and their Affiliates (including KOC) pursuant to SECTION 9.4 hereof at least ten (10) days prior to the due date thereof (giving effect to the extensions thereto), accompanied by a statement calculating KREG's indemnification obligation pursuant to SECTION 9.4 hereof. KREG shall pay to KDC the amount of KREG's indemnification obligation within ten (10) days of receiving copies of such Tax Returns unless the parties are unable to agree on the amount of KREG's indemnification obligation hereunder in which case such dispute shall be resolved by independent accountants acceptable to both parties whose fees and expenses shall be paid by KREG and KDC in proportion to each party's respective liability for Taxes as determined by such accountants, and KREG shall pay the amount determined by such accountants within ten (10) days of such determination.

     (c) KREG, KOC, KNHC and KDC shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. KDC and KREG recognize that KREG and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and tax records and information held by KOC to the extent such records and information pertain to events prior to the Closing Date; therefore, KDC agrees that (i) from and after the Closing Date until the eighteenth anniversary of the Closing Date, KDC shall, and shall cause KOC to, (A) use all reasonable efforts to properly retain and maintain such records until such time as KREG agrees that such retention and maintenance is no longer necessary, and (B) allow KREG and its agents and representatives (and agents or representatives of any of its affiliates), to inspect, review and make copies of such records as KREG may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at KREG's sole expense and (ii) from and after the eighteenth anniversary of the Closing Date, KDC shall not, and shall cause KOC not to, dispose of any of such records without first providing KREG with an opportunity to take possession of such records or to make copies thereof, at KREG's sole expense, prior to any such disposal.

     (d) Any refunds or credits of Taxes of KOC for any taxable period ending on or before the Closing Date shall be for the account of KREG. Any refunds or credits of Taxes of KOC for any taxable period beginning after the Closing Date shall be for the account of

KDC and shall be paid by KREG to KDC within 10 days after KREG receives such refund. Any refunds or credits of Taxes of KOC for any Straddle Period shall be apportioned between KREG and KDC on the basis of the "interim closing of the books". If KDC in good faith determines that it will not have any adverse effect on its Tax liability, KDC shall, if KREG so requests and at KREG's sole expense, cause KOC to file for and obtain any refunds or credits which KREG is entitled under this SECTION 11.23. If KDC makes such good faith determination, KDC shall cause KOC to forward to KREG any such refund within 10 days after the refund is received (or reimburse KREG for any such credit within 10 days after the relevant Tax Return is filed in which the credit is actually applied against KOC's liability for Taxes).

     11.26 CONSISTENT TAX POSITIONS. KNHC and KDC (and by written acknowledgement hereto KOC) covenant and agree that neither KOC nor any of its subsidiaries shall take a position, for federal income tax purposes and comparable state and local tax purposes (including in connection with any examination or audit by any tax authority or other proceeding), inconsistent with the position that (a) the federal consolidated group of which KREG is the common parent (the "KREG Group") underwent an ownership change within the meaning of SECTION 382 of the Code as a result of the bankruptcy reorganization of KREG in 1997, (b) the provisions of SECTION 382(1)(5) apply to such ownership change, and (c) that each member of the KREG Group is subject to the provisions of SECTION 382(1)(5) of the Code in the respect of such ownership change; PROVIDED, HOWEVER, that if KREG elects not to apply the provisions of SECTION 382(1)(5) of the Code, this provision shall not apply. Accordingly, subject to the provision in the preceding sentence, KOC and its subsidiaries shall treat the purchase of the stock of KOC pursuant to this Agreement as a second ownership change within the meaning of SECTION 382(1)(5)(D) of the Code and under any comparable provisions of state and local law. In furtherance of the foregoing, KOC further agrees to execute and deliver, and to cause its subsidiaries to execute and deliver, to KREG such other documents or agreements evidencing the foregoing and compliance therewith, if and when reasonably requested by KREG.

     11.27 TERMINATION OF TAX SHARING AGREEMENTS. KREG hereby agrees and covenants that any obligation of KOC pursuant to any tax sharing agreement or similar arrangements shall be terminated on or before the Closing Date, and no payments pursuant to any such tax sharing agreement or arrangements shall be made after such termination.

                                 XII.  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

"Affiliate" with respect to any Person shall mean a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

"Agreement" shall have the meaning set forth in the preamble to this Agreement.

"Claim Notice" shall have the meaning set forth in SECTION 9.3(a) .

"Closing" shall mean the closing of the transactions contemplated by this Agreement as set forth in SECTION 1.4.

"Closing Consideration" shall have the meaning set forth in SECTION 1.2.

"Closing Date" shall have the meaning set forth in SECTION 1.4.

"Code" shall  have the meaning set forth in SECTION 2.7(b).

"Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of the particular Person, including, but not limited to, information derived from reports, processes, data, know -how, software programs, improvements, inventions, strategies, compensation structures, reports, investigations, research, work in progress, codes, marketing and sales programs and plans, financial projections, cost summaries, formulae, contract analyses, financial information, forecasts, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such Person by its employees, officers, directors, agents, representatives, or consultants.

"Contribution" shall have the meaning set forth in the preamble to this Agreement.

"Damages" shall have the meaning set forth in SECTION 9.1.

"Election" shall have the meaning set forth in SECTION 9.4.

"Election Period" shall have the meaning set forth in SECTION 9.3(a).

"Encumbrance" shall mean any charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Environmental Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, Hazardous Substances, or which are intended to assure the safety of employees, workers or other persons, including the public in each case as in effect on the date hereof.

"Environmental Liabilities" shall mean all liabilities, whether contingent or fixed, which have arisen, or may arise, under Environmental Laws.

"ERISA Affiliates" shall have the meaning set forth in SECTION 2.7(a).

"ERISA Liabilities" shall mean all liabilities whether contingent or fixed which have arisen or may arise under the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

"ERISA Plans" shall have the meaning set forth in SECTION 2.7(a).

"GAAP" shall mean U. S. generally accepted accounting principles.

"Guarantees" shall have the meaning set forth in SECTION 5.5.

"Hazardous Substances" shall mean any toxic or hazardous substances, material or waste, or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws.

"Indemnified Party" shall have the meaning set forth in SECTION 9.3(a).

"Indemnifying Party" shall have the meaning set forth in SECTION 9.3(a).

"Indemnity Notice" shall have the meaning set forth in SECTION 9.3(d).

"Initial Consideration" shall have the meaning set forth in SECTION 1.2.

"Investments" shall have the meaning set forth in SECTION 2.2.

"IRS" shall mean the Internal Revenue Service.

"Knowledge of the Individual Parties" means the actual knowledge of Donald M.Koll without any duty of inquiry and the knowledge of Richard M. Ortwein after reasonable inquiry of those persons employed by KOC or its Affiliates who are likely to have knowledge of the subject matter of any particular inquiry.

"Knowledge of KNHC or KDC" means the actual knowledge of the executive officers and those persons charged with executive management and policy making decisions after reasonable inquiry.

 "Knowledge of KREG" means with respect to KREG, KHI and KOC, the actual knowledge of Raymond J. Pacini and Sandra Sciutto after reasonable inquiry (other than inquiry of the Individual Parties or other employees who will remain in the employ of KOC or its lower tier Affiliates after the Closing); and with respect to the KOC Employee Affiliates, Project Partnerships and their respective lower tier Affiliates of KOC, the actual knowledge of Raymond J. Pacini and Sandra Sciutto without any duty of inquiry.

"KNHC Individual" shall have the meaning set forth in SECTION 8.2(g).

"KOC Employee Affiliates" means KREG-OC, L.P., a California limited partnerships KREG-SW, L.P., a California limited partnership, KREG-SW, EPA L.P., a Texas limited partnership, and KREG-AZ, L.P., an Arizona limited partnership.

"KREG Consolidated Group" shall have the meaning set forth in SECTION 2.8.

"Letter of Credit" shall mean a letter of credit from a financial institution reasonably acceptable to KREG which shall provide as follows:

          (a) the Letter of Credit shall be irrevocable and shall initially be in a face amount equal to the indicated percentage of the principal amount of the Guarantees for which Releases shall not have been obtained on or prior to the Closing Date (the "Unreleased Amount"): (i) 5%, if the Unreleased Amount is less than $100 million; (ii) 4%, if the Unreleased Amount is between $100 million and $200 million: and (iii) 3%, if the Unreleased Amount is greater $200 million;

          (b) the Letter of Credit shall provide that KREG may draw upon the Letter of Credit upon KREG's submission of a written certification to the issuer of the Letter of Credit that: (i) it has received notice from a lender demanding or requiring KREG to perform under a Guarantee and (ii) it has given KDC at least fifteen (15) days' prior written notice of such demand and KDC has not caused the applicable lender to withdraw the demand letter; and

          (c) the Letter of Credit shall provide that its face amount shall be reduced as of the first business day of each month to the amount that would have been determined pursuant to clause (a) above if the Unreleased Amount in effect as of the close of business on the last business day of the previous month had been the Unreleased Amount on the Closing Date (it being recognized that the outstanding principal amount of the guarantees shall be reduced over time as liability thereunder is satisfied or reduced in accordance with the terms of such guarantees) and shall expire at any time that the Unreleased Amount shall be reduced to less than $2 million.

"Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, operations, condition (financial or otherwise), liabilities, results of operations or prospects of the Person or Persons being referred to, taken as a whole (including its consolidated subsidiaries, if any), in consideration of all relevant facts and circumstances.

"Netting Agreements" shall mean the Netting Agreements between each of the KOC Employee Affiliates and the employee partners of such KOC Employee Affiliates.

"1998 Activity Consideration" shall have the meaning set forth in SECTION 1.2.

"PBGC" shall have the meaning set forth in SECTION 2.7(c).

"Person" shall mean any natural person, corporation, partnership, joint venture, limited liability company, association, group, organization or other entity.

"Plans" shall have the meaning set forth in  SECTION 2.7(a).

"Pre-Closing Tax Period" shall have the meaning set forth in SECTION 9.4.

"Project Partnerships" means partnerships formed by the KOC Employee Affiliates and third parties to hold interests in real estate.

"Purchase Price" shall have the meaning set forth in SECTION 1.2.

"Releases" shall have the meaning set forth in SECTION 5.5.

"Required Consents" shall have the meaning set forth in SECTION 2.5.

"Stock" shall have the meaning set forth in the preamble to this Agreement.

"Straddle Period" shall have the meaning set forth in SECTION 9.4(c).

"Tax Claim" shall have the meaning set forth in SECTION 9.5(a).

"Tax Notice" shall have the meaning set forth in SECTION 9.5(a).

"Taxes" shall mean all (a) federal, state, local or foreign income, property, sales, use, occupation, service, transfer, payroll, franchise, excise, withholding and any other taxes (other than real property taxes) or similar governmental charges, fees, levies or other assessments, including any interest, penalties or additions with respect thereto, (b) liabilities for the payment of any amounts of the type described in (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group, and (c) liabilities for the payment of any amounts as a result of being party to any tax sharing agreement or similar arrangement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (a) or (b).

"Tax Return"shall mean any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether nor not such Tax is imposed on KOC or the Investments) or the administration of any laws, regulations or administrative requirements relating to any Tax.

"Third Party Claim" shall have the meaning set forth in SECTION 9.3(a).

"Unreleased Amount" shall have the meaning set forth in the definition of Letter of Credit.

"Vesting Agreements" shall mean the Vesting Agreements between each of the KOC Employee Affiliates and the employee partners of such KOC Employee Affiliates.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the date first written above.

                              KREG:

                              KOLL REAL ESTATE GROUP, INC.

                              By /s/ Raymond J. Pacini
                                 -----------------------------------
                                  Raymond J. Pacini
                                  Executive Vice President
                                  and Chief Financial Officer

                              KHI:

                              KREG HOLDINGS, INC.

                              By /s/ Raymond J. Pacini
                                 -----------------------------------
                                  Raymond J. Pacini
                                  Executive Vice President
                                  and Chief Financial Officer

                              KNHC:

                              KN HOLDING CORP.

                              By
                                 -----------------------------------
                                  Name:
                                  Title:

                              KDC:

                              KOLL DEVELOPMENT COMPANY LLC

                              By KN Holding Corp.

                                By
                                  ----------------------------------
                                    Name:
                                    Title:

                              By KDP Holdings, LLC

                                By
                                   ---------------------------------
                                    Name:
                                    Title:

                              INDIVIDUAL PARTIES:

                              /s/ Donald M. Koll
                              -----------------------------------
                              Donald M. Koll

                              /s/ Richard M. Ortwein
                              -----------------------------------
                              Richard M. Ortwein

                                      EXHIBIT A

                                  KREG OPERATING CO.
                                    BALANCE SHEET
                               AS OF DECEMBER 31, 1997
                                    (in thousands)


ASSETS:
Cash                                                                          $     1,097

Restricted cash                                                                       242

Accounts receivable                                                                 2,587

Real estate held for development                                                   82,096

Reorganization value in excess of amounts allocated in net assets                  13,250

Investment in unconsolidated development projects                                   1,874

Predevelopment                                                                      2,329

Other assets                                                                          605
                                                                             -------------

                                                                             $     104,080
                                                                             -------------
                                                                             -------------

LIABILITIES AND EQUITY:

Accounts payable and accrued liabilities                                     $       6,262

Project debt                                                                        74,658

Minority interest                                                                    2,869
                                                                             -------------

          Total Third Party Liabilities                                             83,789
                                                                             -------------

Due to parent                                                                        9,575

STOCKHOLDER'S EQUITY:

Common stock                                                                            10

Additional paid-in-capital                                                          23,338

Accumulated deficit                                                                (12,632)
                                                                             -------------

          Total Equity                                                              10,716
                                                                             -------------

                                                                             $     104,080
                                                                             -------------
                                                                             -------------

                                      UNAUDITED

                                      EXHIBIT A

                                  KREG OPERATING CO.
                                    BALANCE SHEET
                               AS OF FEBRUARY 28, 1997
                                    (in thousands)


ASSETS:
Cash                                                                          $        563

Restricted cash                                                                        242

Accounts receivable                                                                  2,377

Real estate held for development                                                   105,605

Reorganization value in excess of amounts allocated in net assets                   13,100

Investment in unconsolidated development projects                                    2,532

Predevelopment                                                                       2,157

Other assets                                                                           489
                                                                             -------------

                                                                             $     127,065
                                                                             -------------
                                                                             -------------
LIABILITIES AND EQUITY:

Accounts payable and accrued liabilities                                     $       2,680

Project debt                                                                       100,801

Minority interest                                                                    2,869
                                                                             -------------

          Total Third Party Liabilities                                            106,350
                                                                             -------------

Due to parent                                                                       10,457

STOCKHOLDER'S EQUITY:

Common stock                                                                            10

Additional paid-in-capital                                                          23,338

Accumulated deficit                                                                (13,090)
                                                                             -------------

          Total Equity                                                              10,258
                                                                             -------------

                                                                             $     127,065
                                                                             -------------
                                                                             -------------


                                      UNAUDITED

                                      EXHIBIT A




                                  KREG OPERATING CO.
                                NOTES TO BALANCE SHEET


Note 1      Basis of Presentation

            The financial statements of KREG Operating Co. (the "Company"), an indirect wholly-owned subsidiary of Koll Real Estate Group, Inc. (the "Parent"), are internally prepared and unaudited. Certain information and substantially all footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company began business on September 30, 1993, upon its acquisition of the domestic development operations of The Koll Company.

Note 2      Reorganization value in excess of amounts allocated to net assets

            Reorganization value in excess of amounts allocated to net assets arose from the adoption of Fresh-Start Reporting upon the Parent's completion of its recapitalization on September 2, 1997 and is being amortized on a straight-line basis over 15 years.

Note 3      Income taxes

            The Company is included in the consolidated tax returns of the Parent and no current or deferred tax provisions are reflected in the accompanying balance sheet from inception.

                                       Exhibit B

NEWS RELEASE - DRAFT DATED 3/30/98

Contact:  Raymond J. Pacini, Chief Financial Officer, 714-833-3025 X291


          KREG ANNOUNCES AGREEMENT TO SELL COMMERCIAL DEVELOPMENT BUSINESS

                - COMPANY PLANS TO FOCUS ON RESIDENTIAL BUSINESS


     NEWPORT BEACH, California -- March 31, 1998 - Koll Real Estate Group, Inc. (NASDAQ:KREG) announced today that it has executed a definitive agreement with Koll Development Company LLC ("KDC") and an affiliated company, for the sale of the Company's commercial development business for
(1) $30 million in cash plus adjustments for 1998 activity; and (2) the assumption by KDC of all liabilities related to the business.

     KDC is a newly formed limited liability company, whose members include the Company's current Chairman and Chief Executive Officer, Donald M. Koll and its President, Richard M. Ortwein. Upon completion of the transaction, Messrs. Koll and Ortwein will resign from their current positions with the Company, and the Company will change its name to discontinue use of the "Koll" name.

     The Company also announced that, effective upon completion of the transaction, Raymond J. Pacini will be appointed as the Company's new President and Chief Executive Officer. Mr. Pacini has been the Chief Financial Officer of the Company since 1992 and has 18 years of experience with publicly traded companies, including 10 years in real estate development. Prior to moving to the Company's headquarters in Newport Beach, CA in 1990, Mr. Pacini held various financial management positions with the Company's predecessor, The Henley Group, Inc. from 1986 to 1989 in Hampton, NH. From 1979 to 1986, he was a C.P.A. with the "Big Six" accounting firm of Coopers & Lybrand in Boston, MA.

     In approving the transaction, the Company's Board of Directors accepted a recommendation from a Special Committee of independent directors that had negotiated with KDC that the terms of the proposed sale of the commercial development business to KDC are fair to, and in the best interests of, the Company and its shareholders.

March 31, 1998                                                Page 2 of 3


     Mr. Koll stated, "This transaction is beneficial to all parties concerned. The Company and its shareholders will receive necessary capital to continue development of its existing land inventory, while the commercial group will be better positioned to focus on its core competency, which is the development of office, industrial and retail real estate across the United States and Asia."

          Mr. Pacini commented, "We believe the residential real estate market in California is one of the best in this state's history. By selling the commercial development business, the Company will be in a position to focus exclusively on maximizing the value of its significant residential land holdings. Our residential team, which includes Lucy Dunn, Senior Vice President; Ed Mountford, Vice President; and Mike Rafferty, the President of our homebuilding subsidiary, will remain with the Company to lead the litigation process and the ultimate development of the Bolsa Chica property. This infusion of cash allows the Company to vigorously defend its land use entitlements at Bolsa Chica through the pending court appeals and commence construction immediately thereafter." The Company also is developing master-planned communities elsewhere in Southern California, in Aliso Viejo (1,200 homes), Escondido (580 homes) and Fairbanks Highlands (a 93-home joint venture).

     KREG received a deposit of $1 million from KDC upon execution of the definitive agreement, which is nonrefundable except under limited circumstances, including if a higher offer for the commercial development business ultimately is accepted by the Company, in which case KDC also would be paid a break-up fee of $2 million plus up to $500,000 for legal and other advisory fees. In the event that a higher offer is accepted, Messrs. Koll and Ortwein would not be obligated to perform any services for the acquiror and would have the right to immediately be released from their employment agreements with the Company, including their covenants-not-to-compete.

          As noted above, the definitive agreement was unanimously approved by a Special Committee of independant directors, which commissioned an investment banking firm, The Blackstone Group L.P., to provide advice on strategic alternatives and the fairness of the proposed terms of the transaction. The Special Committee has directed

March 31, 1998                                                   Page 3 of 3


the Company's management and The Blackstone Group L.P. to be available to receive inquiries from any other parties interested in the possible acquisition of the commercial development business and, if appropriate, to provide information and enter into discussions and negotiations with such parties in connection with any such indicated interest.

          The transaction is scheduled to be completed on April 30, 1998, subject to various conditions, unless extended by agreement of the parties. The Company expects to realize a gain on this transaction of approximately $9.5 million; however, there can be no assurance that the transaction with KDC will be completed or will close on schedule.

     The Company is a residential land development and homebuilding company which holds a large residential land inventory in Southern California. The Company's principal subsidiaries and operating divisions are Signal Landmark, which owns the approximately 200-acre Warner Mesa (formerly known as the Bolsa Chica mesa) property, and Hearthside Homes, the fifth largest homebuilder in Orange County, currently building the 1,200 home project in Aliso Viejo, CA.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.


                                   ***END***

                                     SCHEDULE 1.2

                             1998 Activity Consideration



                                                                                   Notes
                                                                                   -----
 1)  CARRY ON $30 MILLION @ 13.5% FROM 1/1/98 TO 3/31/98                            (A)         1,012,500     (i)
                                                                                             ------------
                                                                                             ------------

 2)  PLUS NET CASH USED BY OPERATIONS
          FROM 1/1/98 THROUGH CLOSING (4/30/98):

     a.   Net Cash Used By Operations Before New Project Equity
              Investments and Asset Sales Activity:

          i.   Net Cash Used By Operations Before Asset Sales Activity              (B)        (1,799,667)

          ii.  Estimated net pre-development from 1/1 - 4/30                                     (767,000)

          iii. Denso  TI's, Lincoln and Other Project costs, net                                 (203,000)
                                                                                             ------------

                                                                subtotal            (C)        (2,769,667)
                                                                                             ------------

     b.   Net Asset Sales Activity                                                  (C) & (D)  3,366,000
                                                                                             ------------

     c.   NEW PROJECT EQUITY EXPECTED TO BE INVESTED FROM 1/1 TO 4/30
          Disney                                                                                 (287,000)
          Main & MacArthur / NorthStar LLC                                                       (466,519)
          Tech Plaza                                                                             (168,000)
          Valley View                                                                             (29,167)
          Omni                                                                                   (230,000)
          Arrowhead                                                                              (200,000)
                                                                                             ------------
                                                               Subtotal             (E)        (1,380,686)
                                                                                             ------------

     d.   Estimated  Interest on Net Cash Used By Operations and
              Preferred Return on Project Equity Investments                        (C) & (E)     (51,000)
                                                                                             ------------

               Estimated Net Cash Used By Operations from 1/1/98 to closing         (F)          (835,353)    (ii)
                                                                                             ------------
                                                                                             ------------

                    Estimated total due to Parent @ closing = (i)-(ii)                          1,847,853
                                                                                             ------------
                                                                                             ------------

     NOTES:

      (A)  -  (F)     See Attached


                                        1.2-1

                                    SCHEDULE  1.2
                             1998 Activity Consideration

NOTES TO SCHEDULE 1.2

(A) Interest carry on the $30 million Purchase Price from January 1, 1998 through March 31, 1998 shall be calculated using a simple interest rate of 13.5% per annum based on a 360 day year (i.e. $30 million * 13.5% / 360 * 90 days = $1,012,500). In the event that KNSH elects to defer the Closing Date in accordance with Section 7.4, then interest carry on the $30 million Purchase Price shall be increased for the period from May 1, 1998 through the Closing Date using a simple interest rate of 12% per annum based on a 360 day year.

(B) Net Cash Used By Operations Before Asset Sales shall be calculated based on KOC's standard monthly financial reports (see 1.2 - 4) in a manner consistent with Schedule 1.2 and the notes thereto, and includes an agreed upon allocation of Corporate overhead of $50,000 per quarter, or $16,667 per month (see 1.2 -3).

(C) For Net Cash Used By Operations Before new Project Equity Investments and Asset Sales Activity, interest on the average monthly balance (which shall be calculated beginning 1/1/98 by adding net cumulative cash flow as of the beginning of the month plus net cumulative cash flow as of the end of the month and dividing by 2) shall be calculated using a rate of 13.5% per annum, or 1.125% per month for each month between 1/1/98 and 3/31/98, and at a rate of 12% per annum, or 1.00% per month or portion thereof from 4/1/98 through closing. Such calculation shall include the agreed upon allocation of Corporate overhead of $16,667 per month. For Net Asset Sales Activity, interest shall be credited @ a rate of .0375% per day (1.125% per month) prior to 3/31/98 and @ a rate of .0333% per day (1.00% per month) from 4/1/98 through closing, and shall be calculated on the daily balance from the date funds are received by KREG.

(D)  See 1.2 - 3

(E) For new Project Equity Investments after January 1, 1998, the preferred return shall be calculated on the daily balance from the date such Project Equity Investment is made through and including the Closing Date at a rate of 25% per annum, or .0694444% per day based on a 360 day year from 1/1/98 through 3/31/98 and @ a rate of .0333% per day (1.00% per month) from 4/1/98 through closing. Project Equity Investments shall include partial fundings in advance of project loan fundings where KREG is the intended equity source from the beginning (i.e. Disney project where KREG funded land purchase prior to loan closing).

(F) To be adjusted to reflect best estimate one day prior to Closing Date and further adjusted to reflect actual within 30 days of Closing Date.


                                   1.2-2

                                     SCHEDULE 1.2

                             1998 Activity Consideration


     NOTES TO SCHEDULE 1.2,  (CONTINUED)

     (B)  ESTIMATED CASH BASIS OPERATING INCOME FROM 1/1 - 4/30

          Revenues                                                                              3,482,000
          98 Expenses - Corporate                               *                                 (66,667)
          98 Expenses - Divisions                               * *                            (4,652,000)
          97 Bonuses                                                                             (563,000)
                                                                                             ------------
                    Net operations before asset sales                                          (1,799,667)
                                                                                             ------------
                                                                                             ------------

     (D)  NET ASSET SALES ACTIVITY:

          Net proceeds before employee distributions            * * *                           4,256,000
          Employee distributions before netting                                                (2,128,000)
          Deferred development fees paid @ sale                                                   574,000
          Denso Preferred Return                                                                   64,000
          Netting recovery                                                                        375,000
                                                                                             ------------
                              Subtotal - Asset Sales                                            3,141,000
                                                                                             ------------

          RETURN OF CAPITAL FROM ASSET SALES BUDGETED FOR 1Q98
          Metro - Return of capital                                                               200,000
          Metro - Preferred Return                                                                 25,000
                                                                                             ------------
                                            Subtotal                                              225,000
                                                                                             ------------

                            Net Asset Sales Activity                                            3,366,000
                                                                                             ------------
                                                                                             ------------


       NOTES:

       * Reflects negotiated allocation of corporate overhead of $16,667 per month ($50,000 per quarter)

       * * Includes an allocation of 10% of S. Sciutto and J. Johnston for accounting and tax sevices plus 100% of KREG Operating Co.'s accounting staff

       * * * Reflects actual sale of Denso and budgeted sales of Metro, Anaheim Tech & Spectrum Land


                                        1.2-3

                                KOLL REAL ESTATE GROUP
                           SUMMARY STATEMENT OF OPERATIONS
                                    AND CASH FLOW
                      FOR THE ONE MONTH ENDED DECEMBER 31, 1997

                                       -------------------------------------------------------------------------------------------
                                                   SIGNAL LANDMARK
                                       -------------------------------------
                                          RANCHO        BOLSA       OTHER                   KREG         KOLL        KREG, INC.
                                       SAN PASQUAL      CHICA    PROPERTIES   CORPORATE   OPERATING   COMMUNITES    CONSOLIDATED
                                       -------------------------------------------------------------------------------------------
OPERATING STATEMENT

REVENUE                                        950                                            2,010                        2,960

EXPENSES: COST OF SALES                        950                                            1,560                        2,510
          G & A                                                          18         400         (47)        (114)            257
          REORGANIZATION                                                             45                                       45
                                       -------------------------------------------------------------------------------------------
                                                 0          0           (18)       (445)        497          114             148

BONUS EXPENSE                                                                                   337                          337
INTEREST INCOME                                                         (32)        (33)         (2)                         (67)
          SUBTOTAL                               0          0           (32)        (33)        335            0             270

OTHER (INC) EXP:                                           81           (15)         (8)        (66)          51              43

INTEREST EXPENSE                                                                    (84)         84           41              41
                                       -------------------------------------------------------------------------------------------
  OPERATING PROFIT (LOSS)                        0        (81)           29        (320)        144           22            (206)
                                       -------------------------------------------------------------------------------------------
                                       -------------------------------------------------------------------------------------------

CASH FLOW

SOURCES:
  REVENUES                                     842                                            1,288                        2,130
  BORROWINGS                                                                                                                   0
                                       -------------------------------------------------------------------------------------------
          TOTAL SOURCES:                       842          0             0           0       1,288            0           2,130

USES:
  G&A, OPERATING EXPENSES                                                26        (324)     (1,055)         246          (1,107)
  LIABILITIES                                                                      (234)                                    (234)
  DEVELOPMT/CONSTRUCTN                        (244)                                             259                           15
  PREDEV/INVESTMENTS                                     (645)                                  111                         (534)
  LOAN PAYMENTS                                                                                                                0
  INTEREST                                                               72                                                   72
                                       -------------------------------------------------------------------------------------------
          TOTAL USES:                         (244)      (645)           98        (558)       (685)         246          (1,788)
                                       -------------------------------------------------------------------------------------------
NET CASH FLOW FOR PERIOD                       598       (645)           98        (558)        603          246             342
                                       -------------------------------------------------------------------------------------------
                                       -------------------------------------------------------------------------------------------

BEGINNING CASH                                                                                                             6,836
                                                                                                                    --------------
ENDING CASH                                                                                                                7,178
                                                                                                                    --------------
                                                                                                                    --------------


                                        1.2.4

                                     SCHEDULE 2.2

                                     INVESTMENTS


KREG OPERATING CO. SUBSIDIARIES:
                                             PERCENTAGE       STATE/COUNTRY
                                             OWNERSHIP (a)     INCORPORATED
                                             --------------    --------------
     KREG - LA, Inc.                               94            Delaware
     KREG - NC, Inc.                               84            Delaware
     KREG - NW, Inc.                               80            Delaware
     KREG - OC, Inc.                               80            Delaware
     KREG - SD, Inc.                               84            Delaware
     KREG - SW, Inc.                               84            Delaware
     KREG - AZ, Inc.                              100            Delaware
     KREG Asia Holdings, Inc.                     100            Delaware
          KREG Taiwan, Inc.                       100            Delaware
          KREG Malaysia, Inc.                     100            Delaware
          KREG China, Inc.                        100            Delaware
            C.P. Koll Investment Company Ltd.      49            Cayman Islands


KOC EMPLOYEE AFFILIATES:

     KREG - OC, L.P.                               50            California
     KREG - SW, L.P.                               50            California
     KREG - SW, EPA L.P.                           50            Texas
     KREG - AZ, L.P.                               50            Arizona


(a) Except for C.P. Koll Investment Company Ltd., the balance of ownership is held by employees.

                                     SCHEDULE 2.5


REQUIRED CONSENTS:  NONE

PROJECT CONSENTS:

PROJECT                            FINANCIAL PARTNER [2.5 (i)]             LENDER [2.5 (ii)]

EXISTING GUARANTEES:
Nokia                              Ronoko                             BankOne
NAI                                N/A                                Comerica
RappCollins                        N/A                                Guaranty Federal
Nortel                             N/A                                Guaranty Federal
EPA                                N/A                                NationsBank
Arrow Center - Ph.1                Guardian & Capellino               Bank of Hemet
Faraday                            Guardian & KREG Employees          Comerica
Otay Mesa                          Citicorp                           NationsBank
Koll Anaheim Tech. Center          Invesco (Stanford)                 NationsBank
Arden Center - Ph. I               Invesco (Stanford)                 NationsBank
Spectrum                           Citicorp                           Sanwa Bank
Century Park East                  Northstar                          Comerica
Arden Center - Ph. II              Invesco (Stanford)                 NationsBank
Lincoln Center                     The Lincoln National               Bank One
Ocean Terrace                      Cigna                              Tokai Bank
Valley View - Ph. I                Apollo                             Bank One


DEALS EXPECTED TO CLOSE PRIOR TO APRIL 30, 1998:

Arrowhead Center                   Citicorp                           Bank One
Technology Plaza                   Citicorp                           Sanwa Bank
Omni (Sabre Center)                Citicorp                           Bank One
Disney Travel                      N/A                                Tokai Bank
Plantation Ph. I                   Invesco (Stanford)                 NationsBank


DEALS APPROVED BY BOARD THAT MAY OR MAY NOT CLOSE BY APRIL 30, 1998:
Omnicom                            to be determined                   Bank One
Nortel Phase II                    N/A                                Guaranty Federal
Oryx Energy                        to be determined                   to be determined
Plantation Phase II                Invesco                            to be determined
Arrow Center, Phase II             Guardian & Capellino               to be determined


                                   SCHEDULE 2.7 A

1.   KOC Netting and Vesting Agreements

2. KOC Employment Agreements with Walt Rector, Jerry Yahr. Larry Brose, Peter Evans, David Mudgett and Jim Mueller.

3.   KREG Employment Agreements with Don Koll, Richard Ortwein and Raymond J.
     Pacini

4.   The Koll Company 401 (K) Plus Plan

5.   KREG Defined Benefit Pension Plan (frozen in December 1993)

6. KREG Executive Retirement and Savings Program (nonqualified plan which was terminated effective November 15, 1996)

7.   KREG 1993 Stock Option/Stock Issuance Plan

8. Pullman, Inc. Non-Contributory Pension Plan (liability assumed by MAFCO Consolidated Group, Inc. in March 1997)

9. KREG Medical, Dental & Vision Insurance Plans (including pre-tax premium plan)

10.  KREG Group Universal Life Insurance

11.  KREG Long-Term Disability Insurance

12.  KREG Voluntary Accidental Death and Dismemberment (AD&D) Insurance

13.  KREG Health Care and Dependent Care Reimbursement Accounts (flex spending)

14.  Business Council Credit Union

15.  Educational Assistance and Reimbursement Program

16.  Extended Health Coverage (COBRA)

17.  Workers' Compensation Insurance

18.  State Disability Insurance

19. 1994 Stock Issuance Plans of (i) KREG-OC, Inc.; (ii) KREG-LA, Inc.; (iii) KREG-SD, Inc.; (iv) KREG-NC, Inc.; (v) KREG-SW, Inc.; and (vi) KREG-NW, Inc.

20. Verbal understanding with Kristen Pigman regarding August 4, 1995 termination and participation in pending Dunlap/Wal-Mart transaction (see draft severance agreement)

21.  KREG Retiree Medical Plan

                                    SCHEDULE 2.7 B

                                   ERISA AFFILIATES



                                                            Percentage     State/Country of
                                                            Ownership      Incorporation
                                                            ---------      -------------

Hengro Fifteen Inc.                                         100            Delaware
Henley Disc Media, Inc.                                     100            Delaware
Henley Facilities, Inc.                                     100            Delaware
New Henley Holdings Inc.                                    100            Delaware
          Air Correction International, Inc.                100            Delaware
          GCC Patents Holding Company Inc.                  100            Delaware
          Hengro Fourteen Inc.                              100            Delaware
          Hengro Ten Inc.                                   100            Delaware
          Hengro Thirteen Inc.                              100            Delaware
          Henley Deltec Holdings Inc.                       100            Delaware
             Henley Deltec Corporation                      100            Delaware
          Henley Investments, Inc. Two                      100            Delaware
          IRE Corporation                                   100            Indiana
          LJC Investments, Inc.                             100            Delaware
          Moore International Inc.                           80            Delaware
          Newco A.C. Corporation                            100            Delaware
          Procon International Inc.                         100            Delaware
             Procon Incorporated                            100            Delaware
                Procofrance, S.A.                           100            France
                Procon (Great Britain) Limited              100            United Kingdom
          Pullman Environmental Services Inc.               100            Delaware
          Pullman Passenger Car Company Inc.                100            Delaware
          Pullman Swindell Ltd.                             100            United Kingdom
          Trailmobile International Ltd.                    100            Delaware
             Pullman Trailmobile de Mexico S.A. de C.V.     100            Mexico
          Trailmobile Leasing Corp.                         100            Delaware
          W.O.L. Corporation                                100            Delaware
          W. W. C. Corporation                              100            Delaware
          Wheelabrator Export Corporation                   100            Delaware
Henley Holdings Two Inc.                                    100            Delaware
     Signal Landmark Holdings Inc.                          100            Delaware
          Signal Landmark                                   100            California
             Calumet Real Estate Inc.                       100            Delaware
             Newport Realty Corp.                           100            California
             Signal Hawaii, Inc.                            100            Hawaii
             Signal Puako Corporation                       100            Hawaii
             KREG Residential Corp.                         100            Delaware



                                        2.7B-1

                                    SCHEDULE 2.7 B

                                   ERISA AFFILIATES
                                     (continued)


Henley/KNO Holding Inc.                                     100            Delaware
Koll Communities Holdings, Inc.                             100            Delaware
     KCI - AV Holdings Company                              100            California
          AV Partnership                                     49            California
          AV Partners Corp.                                  49            California
     Koll Communities, Inc.                                 100            Delaware
KREG Holdings Inc.                                          100            Delaware
     KREG Operating Co.                                     100            Delaware
          KREG - LA, Inc.                                    94            Delaware
          KREG - NC, Inc.                                    84            Delaware
          KREG - NW, Inc.                                    80            Delaware
          KREG - OC, Inc.                                    80            Delaware
          KREG - SD, Inc.                                    84            Delaware
          KREG - SW, Inc.                                    84            Delaware
          KREG - AZ, Inc.                                   100            Delaware
          KREG Asia Holdings, Inc.                          100            Delaware
             KREG Taiwan, Inc.                              100            Delaware
             KREG Malaysia, Inc.                            100            Delaware
             KREG China, Inc.                               100            Delaware
                C.P. Koll Investment Co. Ltd.                49            Cayman Islands
NC Holding Company                                          100            Delaware
     Wentworth By The Sea, Inc.                            * 50            Delaware
Newco A. D. Corporation                                     100            South Carolina
Twenty Newco Inc.                                           100            Delaware
Wentworth Holdings Inc.                                     100            Delaware
     Wentworth By The Sea, Inc.                            * 50            Delaware
WESI Maryland Inc.                                          100            Delaware
WT/HRC Corporation                                          100            Illinois
     Heat Research Corporation                              100            Delaware


(*) Together NC Holding Company and Wentworth Holdings Inc. own 100% of Wentworth By The Sea, Inc.


                                        2.7B-2

                                     SCHEDULE 2.8

     The Internal Revenue Service ("IRS") has completed its examinations of the tax returns of KREG and its consolidated subsidiaries, including formerly affiliated entities, for the years ended December 31, 1989, 1990 and 1991. With respect to each examination, the IRS has proposed material audit adjustments. KREG disagrees with the positions taken by the IRS and has filed a protest with the IRS to vigorously contest the proposed adjustments. After review of the IRS's proposed adjustments, KREG estimates that, if upheld, the adjustments could result in Federal tax liability, before interest, of approximately $17 million (net of amounts which may be payable by former affiliates pursuant to tax sharing agreements). The IRS proposed adjustments, if upheld, could result in a disallowance of up to $132 million of available NOL carryforwards, of which none are recognized after consideration of the valuation allowance, as of September 30, 1997. KREG has not determined the extent of potential accompanying state tax liability adjustments should the proposed IRS adjustments be upheld. KREG's protest was filed in August 1995 and is being considered by the IRS Appeals Division. Management currently believes that the IRS's positions will not ultimately result in any material adjustments to KREG's financial statements. KREG is prepared to pursue all available administrative and judicial appeal procedures with regard to this matter and KREG is advised that its dispute with the IRS could take up to five years to resolve.

                               SCHEDULE 2.9

                        TRANSACTIONS WITH AFFILIATES

1.   Reconciliation of R. Ortwein cost center
     reimbursement of 62.5% due to KOC from
     KREG (assuming 4/30/98 closing) **                       $            *

2.   Reimbursement for workers compensation
     insurance due to KREG from KOC                           $            *

3.   Reimbursement for medical insurance due
     to KREG from KOC                                         $            *

4.   Reimbursement, if any, for medical and
     dependent care reimbursement accounts.                   $            *

5.   Reimbursement for telephone systems and
     service due to KREG from KOC                             $            *
                                                               ----------

                                   Total                      $            *
                                                               ----------
                                                               ----------

6. 1994 Stock Issuance Plans of (i) KREG-OC, Inc.; (ii) KREG-LA, Inc.; (iii) KREG-SD, Inc.; (iv) KREG-NC, Inc.; (v) KREG-SW, Inc.; and (vi) KREG-NW, Inc.


NOTES:
     * Amounts to be estimated one day prior to Closing Date for the purpose of determining the amount to be paid on the Closing Date. Within thirty (30) days after the Closing Date a final accounting shall be completed and reviewed by the accounting staffs of KDP and KREG and any adjustments shall be paid in the same manner as set forth in
          Section 1.2 (c).

     ** If closing does not occur on a month-end, then KOC would owe KREG reimbursement for salaries, payroll taxes, benefits, rent and other overhead for any stub period between the closing date and the end of the next payroll period for D. Koll, J. Dubbs and M. Roylance (assumes these 3 KREG employees stay on KREG payroll until the end of a pay period; alternatively, KREG could remove these people from its payroll as of closing date if that is more convenient. However, since rent and related overhead costs are paid by KREG in advance, KOC would owe KREG for such costs for any stub period.)

                                    SCHEDULE 2.12

1. On February 9, 1998, KREG-SW, EPA, L.P. was threatened with litigation regarding a claim for commissions payable with respect to KOC's EPA project in Kansas City, Kansas.

2. WHITING CORPORATION V. WT/HRC CORPORATION AND KREG-OC, INC., filed March 25, 1997, Circuit Court, Cook County, Illinois.

                                    SCHEDULE 5.5

                             KREG CORPORATE GUARANTEES


                                                                            LOAN
                                                                           AMOUNT            MATURITY
     LENDER              PROJECT                  LOCATION             (IN MILLIONS)           DATE
     ------              -------                  --------             -------------           ----
1.   BANK ONE            Nokia                    Los Colinas, TX        $  37.7                4/98

2.   BANK ONE            Lincoln Center           Scottsdale, AZ            35.5               12/99
                          spec. office

3.   BANK ONE            Valley View - Ph. I      Las Vegas, NV              6.2                9/99

4.   BANK OF HEMET       Arrow Center - Ph. I     Rancho Cucamonga           3.5                6/98
                          spec. Industrial

5.   COMERICA            Faraday - spec..         Carlsbad, CA               9.3                8/98
                          industrial

6.   COMERICA            NAI                      Carlsbad, CA               9.7               12/98

7.   COMERICA            Century Park             West L.A.                  7.9                7/99
                          East - spec.
                          office rehab

8.   GUARANTY FEDERAL    RappCollins              Los Colinas, TX           10.8                2/99


9.   GUARANTY FEDERAL    Nortel                   Richardson, TX            48.1               10/98


10.  NATIONSBANK         EPA                      Kansas City, KS           31.5               12/99


11.  NATIONSBANK         Otay Mesa                San Diego, CA              9.2                8/00
                          spec. Industrial

12.  NATIONSBANK         Koll Anaheim             Anaheim, CA               13.1                5/00
                         Tech. Center

13.  NATIONSBANK         Arden Center - Ph. I     Hayward, CA                9.7               11/00
                          spec. industrial

14.  NATIONS BANK        Arden Center - Ph. II    Hayward, CA                5.0                2/00
                          spec. industrial

15.  SANWA BANK          Spectrum                 Carlsbad, CA              26.9               10/99
                          spec. industrial

16.  TOKAI BANK          Ocean Terrace            San Diego, CA             22.7                1/00
                          spec. office/R&D                                  ----

                              TOTAL EXISTING GUARANTEES                 $  286.8
                                                                           -----


                                   5.5-1

                               SCHEDULE 5.5

                        KREG CORPORATE GUARANTEES

                               (CONTINUED)



                                                                        LOAN
                                                                       AMOUNT
     LENDER              PROJECT                  LOCATION         (IN MILLIONS)
     ------              -------                  --------         -------------
LOANS EXPECTED TO CLOSE IN APRIL

1.   BANK ONE            Omni (Sabre Center)      San Diego, CA          $  12.6

2.   BANK ONE            Arrowhead Ctr.           Phoenix, AZ               12.1
                          spec. office

3.   SANWA BANK          Technology Plaza         San Diego,  CA             9.4
                          spec. industrial

4.  TOKAI BANK           Disney Travel            Anaheim, CA                2.4
                                                                          -------
                                   PLANNED APRIL CLOSINGS                   36.5

 OTHER DEALS-IN-PROGRESS


1.  BANK ONE            Omnicom                  Plano, Tx                  37.0

2.   GUARANTY FEDERAL    Nortel Phase II          Richardson, TX            32.0

3.   TO BE DETERMINED    Oryx Energy              Plano, TX                 21.0

4.   TO BE DETERMTINED   Plantation               City of Industry,         55.0
                         spec. industrial         CA

5.   TO BE DETERMTINED   Arrow Center,            Rancho Cucamonga,          6.0
                         phase II                 CA                         ---
                         spec. industrial


                                  OTHER DEALS-IN-PROGRESS                 $187.5
                                                                          ------

                                  TOTAL AUTHORIZED GUARANTEES             $474.3
                                                                          ------



                                       5.5-2

                                 SCHEDULED 8.1 (h)

                                 PERSONAL PROPERTY

DONALD M. KOLL'S OFFICE:
Computer; printer, etc. (or KOC can reimburse KREG $5,000)

RAYMOND J. PACINI'S OFFICE:

     Executive Chair
     Executive Desk, credenza, and file cabinets (in Keith Ross's office) Wood filing cabinets (2)
     Artwork (2)
     Computer (on desk of Mary Roylance)
     Printer, etc.
     Misc. desk supplies

CHRISTINE RUSH'S WORK AREA:

     Chair
     Steel filing cabinets (2)
     Computer
     Printer, etc. (on desk of Mary Roylance)
     Fax Machine
     Typewriter
     Inter-com
     Heater
     Electronic rollodex (2)
     Misc. desk supplies

SANDRA SCIUTTO'S OFFICE:

     Computer, printer, etc.
     Chair
     File Cabinet
     Calculator
     Misc. desk supplies

JON JOHNSTON'S OFFICE:

     Computer, printer, etc.
     Chair
     Calculator
     Metal book shelf
     Misc. desk supplies

MARY ROYLANCE'S WORK AREA:

     Casio 10-key calculator
     Heavy duty 3-hole punch
     Misc. desk supplies


MARY KOBLENTZ'S WORK AREA:

     Computer, printer, etc.
     Chair
     Calculator
     Modem
     Bulletin Board
     Misc. desk supplies

MARGIE GRAUPENSPERGER'S WORK AREA:

     Computer, printer, etc.
     Chair
     Fax Machine
     Typewriter
     Calculator
     Heavy Duty 3-hole punch and stapler
     2-hole punch
     Bulletin Board
     Misc. desk supplies

GENERAL:

     Phone System from 4400 MacArthur Blvd.
     Postage Meter from 4400 MacArthur Blvd.
     Compaq Prosignia 200 Server
     50% of Anzac check printer & cartridge (owned with TKC/International) Charlie Abdi's Toshiba Laptop (or KOC can reimburse KREG $1,000) Furniture and copier at 4400 MacArthur Blvd.


                                       8.1(h)-2